UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☑	Definitive Proxy Statement

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UNIVERSAL LOGISTICS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIVERSAL LOGISTICS HOLDINGS, INC.

12755 E. Nine Mile Road

Warren, Michigan 48089

(586) 920-0100

www.universallogistics.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 4, 2022

To our Shareholders:

You are cordially invited to attend the 2022 annual meeting of shareholders of Universal Logistics Holdings, Inc., a Michigan corporation. The meeting will be held at our corporate headquarters located at 12755 E. Nine Mile Road, Warren, Michigan 48089, on May 4, 2022, at 10:00 a.m. local time.

The meeting is being held for the following purposes:

1.	To consider and act upon a proposal to elect 10 director nominees;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2022;

3.

To consider and act upon a proposal to amend the Company’s 2014 Amended and Restated Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by 200,000 shares; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing matters are more fully described in the accompanying proxy statement.

The board of directors has fixed the close of business on Friday, March 11, 2022, as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting or any adjournment thereof.

By order of the board of directors,

/s/ Steven Fitzpatrick

STEVEN FITZPATRICK

Vice President – Finance and Investor Relations, Secretary

March 31, 2022

Your Vote Is Important

Whether or not you plan to attend the meeting in person, you are urged to promptly submit your proxy so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Your prompt action will help us reduce the expense of proxy solicitation.

Universal Logistics Holdings, Inc.

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on May 4, 2022

Universal Logistics Holdings, Inc.

Annual Meeting of Shareholders

May  4, 2022

PROXY STATEMENT

This proxy statement and form of proxy are furnished in connection with the solicitation of proxies on behalf of the board of directors of Universal Logistics Holdings, Inc. for use at our annual meeting of shareholders and any adjournments thereof. The meeting will be held at our corporate headquarters located at 12755 E. Nine Mile Road, Warren, Michigan 48089, on May 4, 2022, at 10:00 a.m. local time. The telephone number for our principal executive office is (586) 920-0100.

This proxy statement and form of proxy are being mailed to shareholders on or about March 31, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2022

Our combined proxy statement and 2021 annual report to shareholders, which includes our annual report on Form 10-K, are available at www.proxyvote.com.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting. Those matters include electing our directors, ratifying the appointment of our independent public accounting firm, and amending our stock incentive plan by increasing the number of shares that may be issued under the plan by 200,000 shares. We will also consider such other business as may properly come before the meeting.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 11, 2022, are entitled to receive notice of the meeting and to vote their shares at the meeting. Holders of our common stock are entitled to one vote per share.

What is the difference between a shareholder of record and a street name holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, you are a shareholder of record. If your shares are held in the name of a broker, bank, trust, or other nominee as a custodian, you are a street name holder.

Who can attend the annual meeting?

All shareholders as of the record date or their duly appointed proxies may attend the meeting. Attendees may be subject to health screening procedures consistent with practices advised by governmental authorities or otherwise then in effect for visitors entering the meeting location, and seating may be limited to comply with applicable governmental guidelines.

What is required for admission to the annual meeting?

The Company asks that shareholders planning to attend the meeting notify the Company at least 24 hours in advance of the meeting by contacting our secretary, Steven Fitzpatrick, at (586) 920-0100. Shareholders who are street name holders must also bring a copy of a brokerage statement reflecting their ownership as of the record date in order to attend the meeting. Shareholders who vote their shares by proxy do not need to attend the meeting. The Company urges all shareholders to promptly submit their proxy for the meeting regardless of whether you plan to attend in person. Your vote is important.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons appointed as proxies by our board of directors the authority to vote your shares as indicated on the proxy card.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 26,802,973 shares of our common stock were outstanding and entitled to vote. Proxies that are received and marked as withholding authority, abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be represented at the meeting.

How do I vote?

You may vote by mail or by following the alternative voting procedures described on the accompanying proxy card. If you complete, sign and return the proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote in accordance with the recommendations of the board, as set out below.

If you hold shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Under current stock exchange rules, brokers who do not have instructions from their customers may not use their discretion in voting their customers’ shares on certain specific matters that are not considered to be routine matters, including the election of directors, executive compensation, and other significant matters. The proposals in this proxy statement to elect directors and to amend the 2014 Stock Plan are not considered to be routine matters. Therefore, without your specific instructions, your shares will not be voted on these matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such broker non-votes, however, will be counted in determining whether there is a quorum. You should follow the directions provided by your nominee regarding instructions on how to vote your shares.

The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is considered a routine matter; therefore, if beneficial owners fail to give voting instructions, then brokers, banks and other nominees will have the discretionary authority to vote shares of our common stock with respect to this proposal.

You may vote in person at the meeting if you are a shareholder of record as of the record date.

The authorized capital stock of ULH consists of 100,000,000 shares of common stock, no par value. As of the close of business on March 11, 2022, there were 26,802,973 shares of common stock eligible to vote.

What is a broker non-vote?

Generally, a broker non-vote occurs when a broker, bank or other nominee holding shares in street name for a customer is precluded from exercising voting discretion on a particular proposal because:

(1)	the beneficial owner has not instructed the nominee on how to vote, and

(2)	the nominee lacks discretionary voting power to vote such issues.

Under NASDAQ rules, a nominee does not have discretionary voting power with respect to the approval of non-routine matters absent specific voting instructions from the beneficial owners of such shares.

What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board. The board’s recommendations are set forth together with each proposal in this proxy statement. In summary, the board recommends a vote:

•	“FOR” the election of the nominated slate of directors.

•	“FOR” the ratification of the appointment of Grant Thornton LLP as ULH’s independent registered public accounting firm.

•	“FOR” the amendment to the 2014 Plan.

What vote is required to approve each proposal?

•

Election of Directors. The affirmative vote of the holders of shares of our common stock representing a plurality of the shares of our common stock voting on the matter is required for the election of directors. Votes withheld and broker non-votes are not counted toward a nominee’s total number of votes.

•

Other Proposals. For each other proposal, the votes cast in favor of the proposal must exceed the number of votes cast opposing the proposal, assuming a quorum is present, for approval. A properly executed proxy marked “ABSTAIN” or not marked at all with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions and broker non-votes will not count either in favor of or against the proposal.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our board does not know of any other matters that may come before the meeting. Should any other matter requiring a vote of the shareholders arise and be properly presented at the meeting, the proxy included with this proxy statement confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

Can I revoke or change my proxy after I return my proxy card?

Yes. Any proxy may be revoked by a shareholder at any time before it is exercised at the meeting by delivering to our secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

We are paying the expenses involved in preparing, assembling, and mailing these proxy materials and all costs of soliciting proxies. Our executive officers and other employees may solicit proxies, without additional compensation, personally and by telephone and other means of communication. We will reimburse brokers and other persons holding our common stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

How many directors are there?

Our fifth amended and restated bylaws provide that the number of directors shall not be less than one nor more than 13 members, with the precise number to be fixed by resolution of the board. Currently, we have 10 directors. The board has recommended 10 nominees for election at the meeting.

How long do directors serve?

Our bylaws provide that each director holds office until the subsequent annual meeting of shareholders after the director’s election and until a successor is elected and qualified, or until the director’s earlier resignation, removal from office, or death. The shareholders of the Company elect successors for directors whose terms have expired at the meeting. The board elects members to fill new membership positions and vacancies in unexpired terms on the board.

Do the shareholders elect the executive officers?

No. Executive officers are elected by the board and hold office until their successors are elected and qualified or until the earlier of their death, retirement, resignation or removal.

Our Website

We maintain a website at www.universallogistics.com. The information on our website is not a part of this proxy statement, and it is not incorporated into any other filings we make with the SEC.

Whether or not you plan to attend the annual meeting, you are urged to promptly submit your proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our board of directors currently consists of 10 directors. Members of our board are elected annually to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Our board has nominated for election each of the current directors. The biography of each of the nominees below contains information regarding the person’s service as director, business experience, director positions held currently or at any time during the last five years, and the experience, qualifications, attributes, or skills that caused the board to determine that the person should serve as a director.

Grant E. Belanger	Director Since 2016

Grant E. Belanger, age 61, is currently a principal of G. Belanger Consultants LLC, a management consulting firm. Mr. Belanger retired in 2015 from Ford Motor Company. There, he held various management positions for 30 years, including executive director of Material Planning and Logistics. Mr. Belanger previously served as a member of the board of directors of Ford Otosan, a publicly traded joint venture between Ford and Koc Holding located in Kocaeli, Turkey. He currently serves on our audit committee. Mr. Belanger brings to the board demonstrated leadership abilities and a keen understanding of the transportation, logistics, and manufacturing businesses, both domestically and internationally. His ability to offer the original equipment manufacturer (OEM) perspective on critical business issues is invaluable to the board.

Frederick P. Calderone	Director Since 2009

Frederick P. Calderone, age 71, retired in 2016 after over 20 years of service as a vice president of a diversified holding company headquartered in Warren, Michigan. During his career, Mr. Calderone was widely recognized for his expertise in corporate, partnership and individual income tax matters; estate planning; tax planning for multinational businesses; mergers, acquisitions and commercial transactions; tax controversies and litigation; and corporate accounting. Earlier in his career, Mr. Calderone was a partner with Deloitte, Haskins, & Sells. Mr. Calderone has also served as a member of the board of directors of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) since 1998. Mr. Calderone possesses a long history of advising and providing executive oversight to transportation and logistics companies. With his thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, taxation, and budgeting, Mr. Calderone brings to the board a unique combination of expertise in accounting, strategic planning, and finance.

Daniel J. Deane	Director Since 2009

Daniel J. Deane, age 66, has served as president of Nicholson Terminal & Dock Company since 1990. Mr. Deane also serves as president of Shamrock Chartering Company and has been a member of the Society of Naval Architects and Marine Engineers since 1985. He is a member of the International Stevedoring Council. Previously, Mr. Deane served on the board of Southern Wayne County Regional Chamber and is a past president of the Port of Detroit Operators Association. He currently serves on our audit committee. Mr. Deane possesses significant experience in operations, management, finance, and strategic planning for various companies in the transportation industry. His deep knowledge of not only operators providing numerous modes of transportation services but also the practices and procedures of OEMs and other shippers qualifies Mr. Deane as an instrumental resource in his capacity as a director.

Clarence W. Gooden	Director Since 2018

Clarence W. Gooden, age 70, retired from CSX Corporation in May 2017. During his 47 years at CSX, Mr. Gooden held numerous leadership positions, including vice chairman and president from September 2015 through February 2017. In his role as president, Mr. Gooden managed and directed the entire operational and commercial functions of CSX. Mr. Gooden currently serves on the advisory board of Argo Consulting, LLC, an operations improvements consulting firm. Previously, Mr. Gooden served as a director of the National Association of Manufacturers, TTX Company, and the National Freight Transportation Association, and as a member of the Atlanta Federal Reserve Bank’s Trade and Transportation Advisory Council. Mr. Gooden possesses extensive experience and a network of relationships in railroads, transportation, logistics, finance, energy, and commodities. A proven industry leader, he brings the perspective and insight of a successful transportation executive to the board’s role in formulating and evaluating the Company’s business planning and execution.

Matthew T. Moroun	Director Since 2004

Matthew T. Moroun, age 48, is chairman of our board of directors. He is also currently chairman of our executive committee and our compensation and stock option committee. Mr. Moroun controls other family-owned businesses engaged in transportation, insurance, business services, and real estate development and management. He has served as a director of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) since 1992 and its chairman since 2007. Mr. Moroun is the father of Matthew J. Moroun, a member of our board of directors. Mr. Moroun’s long-term, substantive leadership experience allows him to provide operational, financial, business, capital markets, and strategic expertise to our board. He possesses first-hand knowledge of market-leading practices in our industry. His perspective on transportation, automotive, real estate, infrastructure, and government relations enhance the board’s ability to oversee and direct our strategy, business planning, and execution.

Matthew J. Moroun	Director Since 2020

Matthew J. Moroun, age 21, is a director of Universal. He is also employed in other Moroun family-owned businesses engaged in transportation and business services. Mr. Moroun has served as a director of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) since 2020. Mr. Moroun obtained a Bachelor of Business Administration in Finance from the Mendoza College of Business at the University of Notre Dame in December 2021. Mr. Moroun is the son of our chairman, Matthew T. Moroun. Mr. Moroun will provide an important perspective to the board during this period of disruption and transformation in the industry. Additionally, Moroun family members have a special interest in the continuing success of the Company and have always played an important role in the business. Mr. Moroun’s participation on the board will ensure that tradition of family stewardship continues.

Tim Phillips	Director Since 2020

Tim Phillips, age 56, became our president and chief executive officer in January 2020. He previously served as ULH’s executive vice president of transportation since January 2019. From October 2009 to January 2019, Mr. Phillips held the position of president of Universal Intermodal Services, Inc., the Company’s intermodal subsidiary. Prior to that role, he served as president of a predecessor to UACL Logistics, LLC from January 2007 to September 2009. He also served as vice president of a predecessor to Universal Intermodal Services, Inc. from October 2004 to December 2006 and held various operational positions there beginning in August 1989. Mr. Phillips holds a Bachelor of Business Administration in Business Management from Eastern Michigan University. His wealth of experience at ULH across several operating segments, along with his knowledge of the day-to-day management of the Company, provides the board an important perspective in establishing and overseeing the financial, operational, and strategic direction of the Company.

Michael A. Regan	Director Since 2013

Michael A. Regan, age 67, is the chief relationship development officer of TranzAct Technologies, Inc., a privately held logistics information company that he co-founded in 1984. Mr. Regan was chief executive officer and chairman of the board for TranzAct until 2011. Prior to starting TranzAct, Mr. Regan worked for Bank of America, PriceWaterhouse, and the Union Pacific Corporation. He is a certified public accountant with a B.S.B.A. from the University of Illinois at Urbana-Champaign. He serves or has served on the boards of numerous industry groups including the American Society of Transportation & Logistics, National Industrial Transportation League and the National Association of Strategic Shippers. He is the past chairman of the Transportation Intermediaries Association Foundation and was the recipient of the 2014 Council of Supply Chain Management Professionals Distinguished Service Award. Mr. Regan’s extensive experience in the logistics industry and his background and experience in both internal and external auditing make him uniquely qualified to serve on our board.

Richard P. Urban	Director Since 2004

Richard P. Urban, age 80, is chairman of our audit committee. Mr. Urban previously served as an executive in various supply and logistics capacities at DaimlerChrysler AG and several of its predecessor companies. He has an M.B.A. from Michigan State University. Mr. Urban brings to the board a comprehensive understanding of the challenges and opportunities in the transportation industry. His management experience with supply and logistics operations not only provide him with insight into our financial affairs but also enable him to conduct effective oversight of the Company’s actions.

H. E. Scott Wolfe	Director Since 2014

H. E. Scott Wolfe, age 76, served as our chief executive officer from December 2012 through December 2014. Mr. Wolfe also served as president and chief executive officer of LINC Logistics Company since its formation in March 2002. Mr. Wolfe led the development of Logistics Insight Corp., a wholly-owned subsidiary, and was president of this subsidiary from its formation in 1992 until his retirement in December 2014. Earlier in his career, he was manager of inbound transportation at American Motors Corporation, where he established that company’s first corporate programs for logistics and transportation management. For 15 years, Mr. Wolfe was employed at General Motors, where he held various plant, divisional and corporate responsibilities. Mr. Wolfe has taught college courses in logistics and transportation management. Mr. Wolfe brings to the board significant insight and expertise with our asset-light business model and extensive personal leadership skills.

Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for the election of the 10 director nominees. All of the nominees have indicated their willingness to serve on the board of directors. If any nominee should become unwilling or unavailable to serve, our board may select a substitute nominee, and in that event the proxies intend to vote all proxies for the person selected. If a substitute nominee is not selected, the proxies intend to vote for the election of the remaining nominees. Our board has no reason to believe that any of the nominees will become unavailable to serve.

Your Board of Directors Recommends that Shareholders Vote

FOR

Each of the Nominees Named Above

CORPORATE GOVERNANCE

Director Independence

NASDAQ listing standards generally require that a majority of our board of directors be independent. Because more than 50% of the voting power of ULH is controlled by Mr. Matthew T. Moroun, we have elected to be treated as a controlled company in accordance with Rule 5615(c) of the NASDAQ Listing Rules. Accordingly, we are not subject to the NASDAQ rules that would otherwise require us to have (i) a majority of independent directors on the board, (ii) a compensation committee composed solely of independent directors, and (iii) a nominating committee composed solely of independent directors.

Recently, our board reviewed the independence of its director nominees and determined that six of them, Messrs. Belanger, Deane, Gooden, Regan, Urban, and Wolfe, meet the standards for independence required by applicable NASDAQ listing standards. In making this determination, our board has concluded that none of the independent directors has a relationship that, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Structure and Role in Risk Oversight

Our board of directors has chosen to separate the positions of chairman and chief executive officer. Mr. Matthew T. Moroun is the chairman of the board and Mr. Tim Phillips is the president and chief executive officer. This separation of chairman and chief executive officer allows for greater oversight of ULH by the board. The board is actively involved in oversight of risks that could affect ULH. This oversight is conducted primarily through the audit committee, as disclosed in the committee description below and in its charter, and by the full board, which has retained responsibility for general oversight of risks. The board satisfies this responsibility through full reports by our committee chairs regarding each committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within ULH.

Board Diversity Matrix (as of March 11, 2022)

Board Size:
Total Number of Directors	10
Gender:	Male	Female	Non- Binary	Gender Undisclosed
Number of directors based on gender identity	10	0	0	0
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	10	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Undisclosed	0

Board Meetings

During 2021, our board of directors held five meetings. All incumbent directors attended at least 75% of the meetings of our board, including committees on which they then served, during the period that they served.

Board committees

Our board of directors maintains and appoints members to three standing committees: audit committee, compensation and stock option committee, and executive committee. The membership of these committees, as of March 11, 2022, is as follows:

Audit Committee	Compensation Committee	Executive Committee
Grant E. Belanger	Matthew T. Moroun*	Matthew T. Moroun*
Daniel J. Deane	Tim Phillips	Tim Phillips
Richard P. Urban*

*	Committee Chairman

Audit Committee. We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The audit committee has three members. Each of the members is an independent director as independence for audit committee members is defined in the NASDAQ listing standards and the rules of the SEC. The audit committee has a charter that has been approved by our board of directors and is available on our website, at www.universallogistics.com under the caption of “Investor Relations” and “Corporate Governance.”

The audit committee met 11 times in 2021. The audit committee assists our board of directors in overseeing our accounting and financial reporting process, internal controls and audit functions, and is directly responsible for the appointment, retention, and compensation of our registered public accounting firm. Our board of directors has determined that Messrs. Belanger, Deane, and Urban are each qualified as an audit committee financial expert, as that term is defined in the rules of the Securities and Exchange Commission. More information about the audit committee is included below under the heading “Audit committee Report.”

Compensation Committee. Our board appointed our chairman of the board and our chief executive officer as the two members of our compensation committee based on our status as a controlled company under the NASDAQ Listing Rules. The compensation committee met one time in 2021. The compensation committee assists our board of directors in carrying out its responsibilities relating to compensation and benefits for our executive officers. The compensation committee’s responsibilities and authority include:

•	reviewing trends in management compensation and the competitiveness of our executive compensation programs;

•	overseeing development of new compensation plans, and approving or recommending for determination by our board of directors revisions of existing plans;

•	determining, or recommending for determination by our board, the salaries, bonus and other compensation for executive officers and key employees other than our chief executive officer;

•	reviewing and making recommendations concerning long-term incentive compensation plans, including stock option and other equity-based plans;

•	to the extent eligible to do so, acting as the committee of our board that administers equity-based plans, incentive compensation plans and employee benefit plans; and

•	reviewing and approving, or recommending to our board for approval, compensation packages for new officers and severance arrangements for officers.

The full board evaluates the performance of our chief executive officer and determines the chief executive officer’s salary, bonus and other compensation. The board also determines the compensation of our directors and administers our equity-based compensation plans with respect to awards to our named executive officers and our directors.

If a member of a committee of our board is absent from a meeting, the bylaws give board committees authority to unanimously appoint another member of our board to act at the meeting in place of the absent committee member. While the compensation committee could use this authority, it has no plans to do so. The compensation committee has the authority to retain compensation consultants but does not currently use compensation consultants. The compensation committee operates without a written charter.

Executive Committee. The executive committee exercises the authority of our board of directors in accordance with the bylaws between regular meetings of our board. The executive committee met four times during 2021.

Director Nominating Process. Our board does not have a nominating committee that nominates candidates for election to our board. That function is performed by our board of directors. Each member of our board participates in the consideration of director nominees. Our board of directors believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function. Our board of directors believes that not having a separate nominating committee saves the administrative expense that would be incurred in maintaining such a committee and saves time for directors who would serve on a nominating committee if it were established. As there is no nominating committee, we do not have a nominating committee charter.

At least a majority of our independent directors participate in the consideration of director nominees. These directors are independent, as independence for nominating committee members is defined in the NASDAQ listing standards. However, so long as the Company continues to be a controlled company within the meaning of NASDAQ Rule 5615(c), the board of directors may be guided by the recommendations of the Company’s majority shareholder in its nominating process. After discussion and evaluation of potential nominees, the full board of directors selects the director nominees.

Our board will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to our board of directors in care of our secretary, Steven A. Fitzpatrick, at 12755 E. Nine Mile Road, Warren, Michigan 48089. Each recommendation should include a personal biography of the suggested nominee, a description of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

Our board has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director and considered by our board. Generally, candidates have been known to one or more of our board members. Our board has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. The board has determined that the board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the board in its oversight of the Company. In evaluating candidates for nomination, our board will consider the factors it believes to be appropriate, which would generally include the candidate’s independence, personal and professional integrity, business judgment, relevant experience and skills, including those related to transportation services, and potential to be an effective director in conjunction with the rest of our board in collectively serving the long-term interests of our shareholders. Although our board has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. Our board does not evaluate potential nominees for director differently based on whether they are recommended to our board by a shareholder.

Communications with Directors and Attendance at the Annual Meetings

Shareholders may communicate directly with our board of directors as a group by writing to our board, care of the secretary of the Company, 12755 E. Nine Mile Road, Warren, Michigan 48089. Our secretary will review all of the correspondence and regularly forward to our board a summary of the correspondence, and copies of all of the correspondence that, in his opinion, deal with the functions of our board or any of its committees or that our secretary otherwise determines requires the attention of our board. Directors may at any time review a log of all of the correspondence that is addressed to our board, and request copies of any and all of the correspondence.

Our board has a policy of encouraging our directors to attend the annual meetings of the shareholders. In 2021, all of our incumbent directors attended the meeting.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. We have posted a copy of our Code of Business Conduct and Ethics on our website at www.universallogistics.com under the caption “Investor Relations” and “Corporate Governance.” In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation Committee Interlocks and Insider Participation

In 2021, Messrs. Matthew T. Moroun and Tim Phillips served as members of the compensation committee for the full year as allowed under NASDAQ Rule 5615(c) based on the Company’s status as a controlled company. Mr. Moroun is chairman of the board of directors and our largest shareholder. Mr. Phillips is also a member of our board of directors. Information regarding certain transactions between ULH and entities controlled by Mr. Moroun is provided in the section entitled “Transactions With Related Persons” on page 33 of this proxy statement. None of our executive officers serves or served as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves or served as a director or member of our compensation committee.

Derivative Trading, Hedging and Trading Plans

The Company has a policy that prohibits directors, officers and other covered employees from engaging in short-term investment activity in the Company’s securities, such as trading in or writing options, arbitrage trading or day trading. The Company’s policy also prohibits directors and employees from engaging in hedging or monetization transactions, including the through use of financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds, and any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, without pre-approval of the chief financial officer. In addition, the Company’s policy requires that directors, officers and other covered employees must inform the office of the chief financial officer before buying or selling any beneficially owned common stock of the Company or entering into a trading plan under the SEC’s Rule 10b5-1.

AUDIT COMMITTEE REPORT

Each current member of the audit committee is independent, as independence for audit committee members is defined in the NASDAQ listing standards and the rules of the SEC.

The audit committee’s primary purpose is to assist the board of directors in overseeing:

•	the accounting and financial reporting process;

•	audits of financial statements and internal control over financial reporting; and

•	internal control and audit functions.

In carrying out its responsibilities, the audit committee supervises the relationship between us and our independent auditor, including having direct responsibility for the auditor’s appointment, compensation and retention, reviewing the scope of its audit services, and approving audit and permissible non-audit services. The audit committee reviews and discusses the annual and quarterly financial statements and reviews the activities of our internal audit function.

Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reporting to the audit committee on any significant deficiencies or material weaknesses that are found.

The audit committee discussed with ULH’s independent registered public accounting firm, Grant Thornton LLP, who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the audit committee under standards of the Public Company Accounting Oversight Board, including the matters required to be discussed pursuant to Auditing Standard 1301 (Communications with Audit Committees). The audit committee and Grant Thornton also reviewed management’s assessment included in management’s report on internal control over financial reporting and Grant Thornton’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

The audit committee has discussed with Grant Thornton the firm’s independence from management and us and has received from Grant Thornton the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). The audit committee has considered the compatibility of the provision of non-audit services with maintaining Grant Thornton’s independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2021, with both management and our independent registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Audit Committee Members

Richard P. Urban, Chairman

Grant E. Belanger

Daniel J. Deane

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the compensation discussion and analysis included in this proxy statement. Based on the review and discussion, the committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement for filing with the SEC.

Compensation Committee Members

Matthew T. Moroun, Chairman

Tim Phillips

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This compensation discussion and analysis explains our compensation program for our named executive officers. Our named executive officers for 2021 are Mr. Tim Phillips, our chief executive officer and President, and Mr. Jude M. Beres, our chief financial officer and treasurer.

The compensation committee has the responsibility for establishing, implementing and continually monitoring our compensation philosophy. The compensation committee’s philosophy is to provide our executive leadership total compensation that is competitive in its forms and levels, as compared to companies of similar size and business area. Generally, the types of compensation and benefits provided to our executive officers are similar to that provided to executive officers by other companies.

Goals and Philosophy

Our primary goal for the compensation of our executive officers is to create long-term value for our shareholders. Our compensation program is intended to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and create long-term value for our shareholders, while at the same time making efficient use of our resources. The compensation of our executive officers is designed to reward financial and operating performance, to align their interests with those of our shareholders, and to encourage them to remain with us.

Executive Officers of ULH

Our current executive officers are Messrs. Phillips and Beres.

Name	Age	Position	Years of Service
Tim Phillips	56	President and Chief Executive Officer	32
Jude M. Beres	49	Chief Financial Officer and Treasurer	6

Tim Phillips. Mr. Phillips, age 56, has served as president and chief executive officer since January 10, 2020. He previously served as our executive vice president of transportation since January 2019. From October 2009 to January 2019, Mr. Phillips held the position of president of Universal Intermodal Services, Inc., the Company’s intermodal subsidiary. Prior to that role, he served as president of the predecessor to UACL Logistics, LLC from January 2007 to September 2009. He also served as vice president of the predecessor to Universal Intermodal

Services, Inc. from October 2004 to December 2006 and held various operational positions there beginning in August 1989. Mr. Phillips holds a Bachelor of Business Administration in Business Management from Eastern Michigan University.

Jude M. Beres. Mr. Beres, age 49, has served as chief financial officer and treasurer since March 2016. He previously served as the Company’s chief administrative officer from April 2015 to March 2016. From 1997 to April 2015, Mr. Beres worked for multiple affiliated companies in finance and accounting. Mr. Beres has over 20 years of experience in the less-than-truckload, truckload, intermodal, and logistics industries. He holds a Bachelor of Accountancy from Walsh College.

Elements of Compensation

We have three key elements of compensation: annual base salary, cash incentive compensation, and long-term equity incentives. Annual base salary is intended to attract and retain talented executives and reward them for annual achievement. Cash incentive compensation is intended to motivate our executive officers to achieve specified financial results or superior performance. Long-term equity incentives are intended to align the interests of our executive officers with those of our shareholders by linking compensation to stock price appreciation. In addition, when the criteria for vesting of equity awards includes achieving specified financial results, the equity awards also serve the purpose of motivating our executive officers to achieve those results.

Determining Compensation

Historically, the compensation of our executive officers has been based primarily on the judgment of the compensation committee of our board of directors. Our Chairman, Mr. Matthew T. Moroun, and our chief executive officer, Mr. Tim Phillips, serve on the compensation committee in accordance with the exemption from the compensation committee independence requirements for controlled companies under NASDAQ Rule 5615(c). Currently, the compensation committee determines the compensation for our officers and key employees other than the chief executive officer, while the board makes all decisions regarding the chief executive officer’s compensation and approves the equity awards to the named executive officers.

In determining compensation for our executive officers, the compensation committee and the board consider competitive market compensation paid by other companies, including other transportation and logistics companies, but do not attempt to maintain a specified target percentile within a peer group or otherwise rely on compensation paid by other companies to determine our executive compensation. The compensation committee and the board review and evaluate many factors, including:

•	ULH’s performance and growth;

•	financial measurements such as revenue, revenue growth, net operating income and operating ratio, and trends in those measurements;

•	leadership qualities;

•	ability to achieve strategic objectives;

•	scope and performance of business responsibilities;

•	management experience and effectiveness;

•	individual performance and performance as a management team;

•	current compensation arrangements; and

•	long-term potential to maintain and enhance value for our shareholders.

The board members generally do not adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements but strive to achieve an appropriate mix between annual base salary, cash incentive compensation and long-term equity incentives to meet our objectives.

The board members receive regular updates on our business results from management and review the quarterly financial statements and projections to assess whether executive compensation continues to be properly balanced with and supportive of our business objectives. The board members may also review information, such as reported revenue, profit levels, market capitalization and disclosed governance practices, regarding comparably-sized companies in our industry to assess our comparative performance and organizational structure. The board members use management updates and peer information as tools to evaluate the connection between executive compensation and our performance as a business. This information is reviewed in a subjective manner. There is no implied direct or formulaic linkage between peer information and our compensation decisions. The board members take the view that a close connection between compensation and performance objectives encourages our executive officers to make decisions that will result in significant positive short-term and long-term returns for our business and our shareholders without providing an incentive either to take unnecessary risks or to avoid opportunities to achieve long-term benefits even though they may reduce short-term benefits for the executive officers, the business or our shareholders.

Based on this information, the board members regularly evaluate both the short-term and long-term performance compensation for the executive officers to ensure alignment with our business objectives. The committee also works closely with management regarding long-term equity incentives, which emphasize shareholder returns while providing enhanced retention value for key executives.

Risk Assessment of Compensation Programs

We have conducted a review of our compensation programs, including our annual cash and other compensation programs. We believe that our policies and practices are designed to reward individual performance based on our overall Company performance and are aligned with the achievement of both long-term and short-term company goals. Our base salaries are consistent with similar positions at comparable companies and the two components of our bonus programs, operating ratios and revenue growth, are directly tied to the overall success of the organization. Based on our review of our programs, including the above noted items, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Annual Cash Compensation

Base Salary. Each of our named executive officers receives an annual base salary to compensate him for services performed during the year. The base salary for each named executive is established based on the scope of his responsibilities, his level of experience and expertise, and his abilities to lead and direct the Company and achieve various financial and operational objectives. Our general compensation philosophy is to pay executive base salaries that are competitive with the salaries of executives in similar positions, with similar responsibilities, at comparable companies. We have not benchmarked our named executive officer base salaries against the base salaries at any particular company or group of companies. The base salaries of our named executive officers are typically established in accordance with their respective employment agreements. Base salaries are reviewed and adjusted by the compensation committee or the board, as applicable, on an annual basis after taking into account individual responsibilities, performance and expectations. The base salaries paid to our named executive officers are set forth below in the “Summary Compensation Table” and the accompanying narrative disclosure.

Annual Non-Equity Incentive Compensation. The compensation committee’s and the board’s practice is to award an annual cash bonus to each of the named executive officers as part of his annual compensation. Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, and are based on individual performance and the Company’s performance. The committee and the board believe this practice provides an incentive for strong financial and operating performance and aligns the interests of management with the interests of our shareholders. The bonuses, if any, earned by Messrs. Phillips and Beres with respect to 2021, 2020, and 2019 are set forth below in the “Summary Compensation Table.”

Other Compensation

Long-Term Equity Incentives. Long-term equity incentives are awarded to our named executive officers under our Stock Incentive Plan as part of our overall compensation package. The Plan authorizes grants to our employees, directors, and consultants of awards of stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock units, and unrestricted common stock. In recent years, the compensation committee and the board have generally utilized long-term equity incentives in the form of restricted stock for our named executive officers. At the time of the Plan’s adoption, a total of 500,000 shares of our common stock, subject to adjustments, were reserved for the issuance of equity awards under the Plan.

The compensation committee and the board believe that long-term equity incentives, such as awards of restricted stock, are consistent with the Company’s philosophy and represent an additional vehicle for aligning management’s interests with the interests of our shareholders. When determining the amounts and vesting conditions of long-term incentive grants to be awarded to our named executive officers, the board members consider, among other factors, the business performance of the Company, the responsibilities and performance of the executive, and the performance of our stock price. The long-term incentive grants, if any, awarded to Messrs. Phillips and Beres with respect to 2021, 2020 and 2019 are set forth below in the “Summary Compensation Table.”

Retirement and Health Benefits. We sponsor retirement savings plans for all of our eligible employees, including our executive officers. The plans qualify under section 401(k) of the Internal Revenue Code, as amended. The plans include different matching provisions depending on which subsidiary or affiliate is involved. Eligible employees, including our executive officers, are allowed to make tax deductible contributions to the plan. For employees considered highly compensated, including our executive officers, we do not match plan contributions.

We offer health, vision and dental insurance to our executive officers.

Perquisites. Our policy is to provide minimal, if any, perquisites to our executive officers. This helps set an example for all employees that personal expenses are not payable from company funds and helps to control expenses.

Post-Employment Compensation. We do not provide a defined benefit pension plan or post-retirement health insurance coverage for our executive officers or any of our other employees. We do not offer deferred compensation plans, and do not have agreements that provide compensation to our executive officers based upon the occurrence of a change in control of ULH. However, our chief executive officer, Mr. Tim Phillips, would be entitled to receive certain compensation if we terminate his employment based on a determination that such termination would be in our best interest. See “Potential Payments Upon Termination or Change In Control – Payments Upon Termination Based on Our Best Interest” for more information regarding such payments.

Tax Deductibility of Compensation

The Tax Cuts and Jobs Act eliminated the deductibility exemption for performance-based compensation under Internal Revenue Code Section 162(m) for taxable years beginning after December 31, 2017. As a result, all compensation in excess of $1 million paid to the chief executive officer, chief financial officer and the next three highest paid officers whose compensation is required to be reported in the Summary Compensation Table of the proxy statement for 2018 and beyond will not be deductible. Once an individual becomes a covered executive for a tax year, that individual will remain a covered executive for all subsequent tax years, including tax years after the individual’s death.

Share Ownership Guidelines

We do not have share ownership requirements for our executive officers.

Role of Executive Officers in the Compensation Process

The elements of executive compensation are discussed at meetings of the compensation committee and the board, with significant input from our chairman of the board and our chief executive officer. Annual base salary is generally determined annually but may be determined for a multi-year period at the time that employment agreements are negotiated with our executive officers, if applicable. Cash incentive compensation and other bonuses and forms of stock-based compensation are discussed from time to time, but there is no set schedule for making determinations regarding these types of compensation. The committee and the board retain considerable flexibility in deciding when to address these matters. In making its compensation decisions, the board members will usually seek input from the executive officers. However, the board makes the final decisions on compensation of our chief executive officer and on equity awards to our executive officers, and the committee makes the final decisions on other compensation to our executive officers. The committee is authorized to utilize compensation consultants. Neither the committee nor the board utilized a compensation consultant regarding 2021 executive compensation.

Shareholder Approval of the Company’s Compensation Programs

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in our proxy statement in accordance with the compensation disclosure rules the SEC. At our 2017 annual meeting, our shareholders approved our proposal to provide you with this opportunity once every three years. Accordingly, at our 2020 annual meeting, shareholders overwhelmingly approved the say-on-pay resolution presented at the meeting; more than 96% of the shares represented in person or by proxy at the meeting, and more than 97% of votes cast, voted to approve our executive compensation. The compensation committee and the board reviewed these voting results and, given the strong level of support, did not make any changes to our executive compensation program or principles in response to the vote. The next shareholder vote on say-on-pay is scheduled for 2023. Separately, we are required at least once every six years to conduct an advisory shareholder vote on the frequency of the say-on-pay vote. Since we last held an advisory vote on the frequency of the say-on-pay resolution in 2017, the next shareholder vote on the frequency of our say-on-pay vote is scheduled for 2023.

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2021, 2020, and 2019 concerning the compensation of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Tim Phillips(4) Chief Executive Officer and President	2021 2020 2019	500,032 488,494 288,500	500,000 450,000 240,000	— 1,129,200 235,600	133 139 151	1,000,165 2,067,833 764,251
Jude Beres Chief Financial Officer and Treasurer	2021 2020 2019	456,521 425,873 384,034	415,000 390,000 400,000	— 88,700 235,600	133 139 151	871,654 904,712 1,019,785

(1)	Amounts in the bonus column represent the actual amounts earned in the relevant years.
(2)

Amounts in the stock awards columns relate to time-based restricted stock awards granted to (i) Mr. Phillips on January 10, 2020 and February 20, 2019, and (ii) Mr. Beres on February 5, 2020 and February 20, 2019.

The dollar amounts reported represent the fair value of the awards on the grant dates, excluding the effect of estimated forfeitures, as computed in accordance with FASB Topic 718. Assumptions used in the valuation are discussed in Note 15 “Stock Based Compensation” to the Financial Statements included in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)	Amounts shown represent term life insurance premiums.
(4)	Mr. Phillips was appointed as our President and CEO on January 10, 2020.

Employment Agreements

Tim Phillips. We are party to an employment agreement with our chief executive officer and president, Mr. Phillips. Pursuant to the agreement, the Company agreed to pay Mr. Phillips an initial annual salary of $500,032. The agreement also reflects the Company making a cash bonus award to Mr. Phillips for his performance in 2019 of $240,000. We paid the initial 20% installment of the award in 2020, and we paid the balance of the award in 2021. The employment agreement also contemplates a restricted stock award of 60,000 shares, which vests in installments of 20,000 shares on January 10, 2024 and January 10, 2026, and installments of 10,000 shares on January 10, 2027 and January 10, 2028. Vesting is subject to his continued employment with the Company. The employment agreement includes provisions regarding termination of employment and his non-compete, non-solicitation and confidentiality obligations to the Company. Additional information regarding these provisions is discussed below under the heading “Potential Payments Upon Termination or Change in Control.”

Jude Beres. The Company does not have a written employment agreement with Mr. Beres. Effective March 22, 2021, Mr. Beres’ annual base salary was increased to $462,020.

Our executive officers may participate in bonus and other incentive plans that are approved from time to time by our board of directors or compensation committee. The executive officers are also entitled to any fringe benefits that we may provide for our employees in the normal course of our business.

Salary and Bonus Compared to Total Compensation

We have not established a proportion that salary and bonus should be of our executive officers’ total compensation. As indicated in the Summary Compensation Table, the proportion for 2021 that salary and bonus were of total compensation ranged from 45.4% to 99.9% for our executive officers.

Grants of Plan-Based Awards

As of March 11, 2022, a total of 95,025 shares of our common stock remain available for future awards under the 2014 Amended and Restated Stock Incentive Plan. The Company granted no plan-based awards to our named executive officers during fiscal year 2021.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2021, regarding equity awards, including unexercised stock options, for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Tim Phillips	—	—	—	—	—	65,000	1,225,900	—	—
Jude Beres	—	—	—	—	—	10,000	188,600	—	—

(1)	Based on the closing market price of $18.86 per share of ULH’s common stock as reported on the NASDAQ Global Market on December 31, 2021.

Stock Vested in 2021

The following table contains information about restricted stock awards vested by each of our named executive officers during 2021.

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on vesting ($) (1)
Tim Phillips			2,500	47,150
Jude Beres			2,500	47,150

(1)	The value is based on the closing market price of $18.86 per share of ULH’s common stock on December 31, 2021 as reported on the NASDAQ Global Market.

Potential Payments Upon Termination or Change In Control

Generally, the employment agreements that we enter into with our named executive officers provide for payments that may be made to the named executive officers following termination of their employment. The potential payments under our employment agreement with our chief executive officer, Mr. Phillips, and other payments to which our named executive officers would have been entitled upon termination as of December 31, 2021, are discussed below and quantified in the tables that follow. We do not currently have an employment agreement in place for Mr. Beres, and we do not have any agreements or plans that provide for payments to any of our named executive officers based on the occurrence of a change in control of ULH.

No Payments If There Is a Termination for Just Cause

In the event that one of our named executive officers is terminated for just cause, including conviction of a crime, moral turpitude, gross negligence in the performance of duties, intentional failure to perform duties, insubordination, or dishonesty, we would have no obligation to pay base salary, bonuses or benefits beyond the last day worked.

Payments Upon Death

In the event of the death of one of our named executive officers, we would pay the executive officer his base salary through the date of death.

Payments Upon Disability

In the event that a named executive officer becomes disabled and is unable to perform his duties, we may terminate his employment. If Mr. Phillips’ employment had been terminated due to disability, he would have been entitled to receive his base salary and benefits for three months following the date of disability, plus any bonus earned but not yet paid.

Payments Upon Termination Based on Our Best Interest

In the event that a named executive officer is terminated by our board of directors based upon a determination that such action would serve the Company’s best interest, we would generally have no obligation to pay base salary or benefits beyond the last day worked. However, Mr. Phillips would have been entitled to receive his base salary and COBRA benefits for a period of 12 months following the termination of his employment, subject to his execution of a separation agreement with the Company within 21 days.

Payments Upon Resignation, Including Retirement

Mr. Phillips had the right to resign by providing three months’ written notice of his intent to resign. Following such notice, we were entitled to terminate his employment before the end of the three-month notice period. In the event Mr. Phillips resigned with the required three months’ notice or was terminated following such notice, Mr. Phillips would have been entitled to receive his base salary and COBRA benefits through the end of the three-month notice period. Upon retirement, a named executive officer would also be entitled to receive any bonus amounts earned, but not yet paid.

Employee Obligations

Under his employment agreement, Mr. Phillips agreed not to compete with, or solicit or retain business that is competitive with, our business, or that of specified affiliates of our chairman of the board, Mr. Matthew T. Moroun, for 12 months after his employment with us terminates. Mr. Phillips also agreed that he will not for two years after his employment with us terminates encourage, solicit or otherwise attempt to persuade any of our employees or any employees of the specified affiliates to leave our employment or employment with the specified affiliates. If Mr. Phillips were to hire from us one of our employees, he has agreed to pay us 30% of the employee’s first year’s gross compensation. Under the employment agreement, Mr. Phillips also agreed to maintain the confidentiality of our proprietary information.

Stock Awards

Unvested shares of restricted stock are generally forfeited at the time of termination. However, certain awards of restricted stock to our named executive officers contain provisions under which the unvested shares will either continue to vest or automatically vest upon a termination due to death, disability, termination without cause, retirement after reaching a specified age or in other circumstances at the discretion of the board of directors or the compensation committee. Our restricted stock bonus award agreement with Mr. Phillips dated January 10, 202 provides that, subject to his compliance with the covenants in his employment agreement that survive his retirement, any unvested shares of restricted stock granted under the agreement will continue to vest in accordance with the agreement’s vesting schedule if Mr. Phillips’ continued service with us terminates due to his voluntary retirement after he reaches the age of 62.

Phillips Employment Agreement

We entered into an employment agreement with Mr. Phillips on January 10, 2020. Mr. Phillips has agreed not to compete with, or solicit or retain business that is competitive with, our business, or that of specified affiliates of Mr. Matthew T. Moroun for a period of six months after Mr. Phillips’ employment with us terminates. In the event that Mr. Phillips is terminated in the best interest of the Company, the duration of his covenant not to compete can be extended for one year, in which case Mr. Phillips will be entitled to receive base salary for a period of 12 months. Mr. Phillips has also agreed that he will not, for a period of 24 months after termination, encourage, solicit or otherwise attempt to persuade any of our employees or any employees of the specified affiliates to leave our employment or employment with the specified affiliates. If Mr. Phillips hires, directly or indirectly, an employee from us or a specified affiliate during the restricted period, Mr. Phillips has agreed to pay us or our affiliate 30% of the employee’s first year’s gross compensation. Under the employment agreement, Mr. Phillips has also agreed to maintain the confidentiality of our proprietary information.

Table of Payments Upon Termination of Employment

The following tables provide information regarding amounts payable to each of our named executive officers for 2021 in connection with a termination of his employment. The amounts shown assume that termination of employment was effective as of December 31, 2021, the last business day of our 2021 fiscal year, and include estimates of the amounts that would have been paid. Amounts payable under employment agreements would be paid in equal installments pursuant to the Company’s regularly scheduled payrolls. The actual amounts would only be determined upon an officer’s termination of employment.

	Tim Phillips
Benefits and Payments Upon Termination	Just Cause ($)	Death ($)	Disability ($)	Best Interest of the Company ($)(1)	Resignation ($)	Retirement ($)
Base Salary	—	—	125,008	512,333	125,008	125,008
Non-Equity Incentive Plan Compensation (2)	—	—	210,000	—	—	210,000
All Other Compensation (3)	—	94,300	94,300	—	—	94,300

Total:	—	94,300	429,308	512,333	125,008	429,308

(1)	Mr. Phillips would be entitled to receive his base salary and benefits for a period of 12 months following termination in the best interest of the Company.
(2)	Upon disability or retirement, Mr. Phillips would be entitled to receive any bonus amounts earned but not yet paid.
(3)

Represents 5,000 unvested shares of restricted stock that would have vested immediately upon termination, based on the closing market price of $18.86 per share of ULH’s common stock on December 31, 2021 as reported on the NASDAQ Global Market.

	Jude Beres
Benefits and Payments Upon Termination	Just Cause ($)	Death ($)	Disability ($)	Best Interest of the Company ($)	Resignation ($)	Retirement ($)
Base Salary	—	—	—	—	—	—
Non-Equity Incentive Plan Compensation (1)	—	—	—	—	—	601,375
All Other Compensation (2)	—	94,300	94,300	—	—	94,300

Total:	—	94,300	94,300	—	—	695,675

(1)	Upon retirement, Mr. Beres would be entitled to receive any bonus amounts earned but not yet paid.

(2)

Represents 5,000 unvested shares of restricted stock that would have vested immediately upon termination, based on the closing market price of $18.86 per share of ULH’s common stock on December 31, 2021 as reported on the NASDAQ Global Market.

Pension Benefits Table

We do not offer, and the named executive officers did not participate in, any pension plan during any period while employed by us.

Non-Qualified Deferred Compensation

We do not offer, and the named executive officers did not participate in, any non-qualified deferred compensation programs during the fiscal year ended December 31, 2021.

Pay-Ratio Disclosure

The following information relates to the relationship of the annual total compensation of our employees and the annual total compensation of our chief executive officer, Tim Phillips, calculated in accordance with Regulation S-K. For 2021, our last completed fiscal year:

We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans, and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than Mr. Phillips (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of Mr. Phillips as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2021, our last completed fiscal year:

•	The median of the annual total compensation of all of our employees (other than our chief executive officer) was $48,746; and

•	The annual total compensation of our chief executive officer, as reported in the Summary Compensation Table included in this proxy statement, was $1,000,165.

Based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all employees for 2021 was 21 to 1.

Our median employee was originally determined as of December 31, 2020. For 2021, we used the same median employee, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

We calculated our median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $48,746. The median employee’s annual total compensation includes salary, wages, and tips as reflected in our payroll records. During this analysis, we annualized the compensation for employees hired during the year. We excluded equity awards and bonus payments from our compensation measure, because we did not widely distribute such awards and bonuses to our employees. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

Director Compensation for 2021

The following table sets forth the compensation information for the one-year period ending December 31, 2021, for each non-employee director who served during such period.

Name (1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Grant E. Belanger	39,200	—	39,200
Frederick P. Calderone	27,800	—	27,800
Daniel J. Deane	39,200	—	39,200
Clarence W. Gooden	27,800	—	27,800
Matthew J. Moroun	23,600	—	23,600
Matthew T. Moroun	107,800	—	107,800
Michael A. Regan	27,800	—	27,800
Richard P. Urban	43,000	—	43,000
H.E. “Scott” Wolfe	27,800	—	27,800

(1)

Our chief executive officer, Mr. Tim Phillips, serves on our board of directors. He has been omitted from this table since he is an employee of the Company and did not receive any additional compensation for his board service. Mr. Phillips’ compensation is included in the Summary Compensation Table on page 17 of this Proxy Statement.

Compensation Arrangements for Non-Employee Directors

Director compensation is determined by our board. For 2021, we paid our non-employee directors an annual retainer of $20,000 in quarterly installments. The chairman of the board, which is a non-officer position, was paid an annual retainer of $100,000, and the chairman of our audit committee was paid an additional annual retainer of $5,000. During 2021, we also paid non-employee directors a meeting fee for each board and committee meeting in the amount of $1,800 for attendance in person and $600 for attendance by phone. We reimbursed our directors for expenses they incurred in attending board and committee meetings, including expenses for food, lodging and transportation.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

The following table sets forth certain information as of March 11, 2022, regarding beneficial ownership of our common stock by: (i) each person who is known to us to own beneficially more than 5% of our common stock; (ii) each of our directors and nominees; (iii) each of the named executive officers in the Summary Compensation Table on page 17; and (iv) the total for our current directors and named executive officers as a group.

Name or Group of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (2)
5% Shareholders:
—	—	—
Directors, Nominees, and Named Executive Officers:
Matthew T. Moroun (3) (4)	19,173,222	71.5%
Matthew J. Moroun	—	—
Grant E. Belanger	—	—
Frederick P. Calderone	—	—
Daniel J. Deane	—	—
Clarence W. Gooden	—	—
Michael A. Regan	—	—
Richard P. Urban	10,000	*
H.E. Scott Wolfe	18,750	*
Tim Phillips (5)	77,095	*
Jude M. Beres (6)	15,000	*
Directors and named executive officers as a group (11 persons)	19,294,067	72.0%
Total Outstanding Shares as of March 11, 2022	26,802,973

*	Denotes less than 1%.
(1)

The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of March 11, 2022, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with the person’s spouse) over the shares set forth in the table. Includes shares that may be acquired pursuant to restricted stock awards granted under our stock incentive plan that vest within 60 days of March 11, 2022.

(2)

The percentages shown are based on the 26,802,973 shares of our common stock outstanding as of March 11, 2022, plus the number of shares that the named person or group has the right to acquire within 60 days of March 11, 2022. For purposes of computing the percentage of outstanding shares of common stock held by each person or group, any shares the person or group has the right to acquire within 60 days of March 11, 2022 are deemed to be outstanding with respect to such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or group.

(3)

The number of shares shown includes 14,302,736 shares owned directly by Mr. Moroun in his individual capacity; 3,871,527 shares beneficially owned by the 2020 Irrevocable Nora M. Moroun Trust dated November 20, 2020; 762,042 shares beneficially owned by the 2020 Irrevocable Lindsay S. Moroun Trust; and 236,917 shares beneficially owned by Redoubtable, LLC. Mr. Moroun serves as trustee of the trusts and as manager of Redoubtable; in such capacities, he exercises voting and investment power over their respective shares. The number of shares shown excludes 285,550 shares owned directly by Mr. Moroun’s spouse, Lindsay S. Moroun, in her individual capacity. Mr. Moroun disclaims beneficial ownership of the shares held by Ms. Moroun, and this disclosure shall not be deemed an admission that Mr. Moroun is the beneficial owner of such shares.

(4)	Includes 2,500,000 shares pledged as security.
(5)

Reflects vested and non-vested shares granted to such named executive officer as restricted stock awards by the Company. See the tables and related footnotes on page 19 of this Proxy Statement for a summary of the non-vested shares and vesting dates.

(6)

Reflects vested and non-vested shares granted to such named executive officer as restricted stock awards by the Company. See the tables and related footnotes on page 19 of this Proxy Statement for a summary of the non-vested shares and vesting dates.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% shareholders are also required to furnish us with copies of the reports that they file. To our knowledge, based solely on a review of the copies of the reports furnished to us and representations received from our directors and executive officers, we believe that all reports required to be filed under Section 16(a) for 2021 were timely filed by each person who at any time during the fiscal year was a director or executive officer or held more than 10% of our common stock, except Nora M. Moroun inadvertently filed two late reports, each of which disclosed one private transaction, and Mr. Matthew T. Moroun inadvertently filed two late reports, one disclosed one private transaction and the other disclosed two private transactions.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Grant Thornton LLP has been selected by our audit committee to serve as our independent registered public accounting firm for the year ending December 31, 2022.

Although the submission of this matter for approval by the shareholders is not legally required, the board believes that such submission follows sound business practice and is in the best interests of the shareholders.

If the appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the annual meeting, we will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2023 because of the difficulty and expense of making such a substitution.

A representative of Grant Thornton is expected to attend the annual meeting and will be available to respond to appropriate questions. That representative will have the opportunity to make a statement if he or she so desires.

Your Board of Directors Recommends that Shareholders Vote

FOR

the Ratification of the Appointment of Grant Thornton LLP

as ULH’s Independent Registered Public Accounting Firm

for the 2022 Calendar Year

INDEPENDENT PUBLIC ACCOUNTANTS—

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Grant Thornton served as our independent registered public accountants for the year ended December 31, 2021, and the firm of BDO USA, LLP served as independent registered public accountants for the year ended December 31, 2020 and the subsequent period through March 17, 2021. The following table shows the fees for professional services for audit and other services of Grant Thornton for 2021 and BDO for 2020.

	2021	2020
Audit Fees (1)	$581,683	$725,217
Audit-Related Fees (2)	$70,000	$10,000
Tax Fees (3)	—	$100,962
All Other Fees (4)	—	—

Total Fees	$651,683	$836,179

(1)

Includes fees billed for professional services for the audit of our financial statements included in our annual report on Form 10-K, and reviews of our financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings.

(2)

Includes fees billed for professional services rendered by the independent registered public accounting firm related to the performance of the audit or review of the financial statements that are not disclosed as audit fees. The amounts reflect fees for a stand-alone audit of a subsidiary requested by the Company and supplemental opinions required in connection with the Company’s credit facilities.

(3)	Includes fees billed for state tax consulting services.
(4)	Represents fees for all other services or products provided that are not covered by the categories above. There were no such fees for 2021 or 2020.

On March 17, 2021, the audit committee dismissed BDO as the Company’s independent registered public accounting firm and, on March 29, 2021, the audit committee engaged Grant Thornton LLP to serve as the Company’s independent registered public accounting firm to audit its financial statements for the fiscal year ending December 31, 2021. The decision to change the Company’s independent registered public accounting firm for 2021 was not the result of any disagreement with BDO. BDO’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

BDO’s report on the effectiveness of internal control over financial reporting, dated March 16, 2021, expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020 as a result of a material weakness regarding the completeness of lease obligations to timely identify modifications to existing leases. The identified control deficiency did not result in any material misstatements in the Company’s financial statements. BDO indicated that the material weakness was considered in determining the nature, timing, and extent of audit tests applied in its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2020 and did not affect its report dated March 16, 2021 on those financial statements. There were no disagreements with BDO about this self-identified material weakness. The audit committee discussed this material weakness with BDO, and the Company authorized BDO to respond fully to any inquiries from Grant Thornton concerning this matter.

During the fiscal years ended December 31, 2020 and 2019, and during the period subsequent to December 31, 2020 to March 17, 2021, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports, or any “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v); except that in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020, management concluded in its report, and BDO concurred, that the Company’s internal control over financial reporting as of December 31, 2020 was not effective as a result of the material weaknesses described above. A representative of BDO is not expected to attend the annual meeting.

During the years ended December 31, 2020 and 2019, and during the period subsequent to December 31, 2020 to March 17, 2021, neither the Company nor anyone on its behalf consulted Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Committee Approval Policies

Our audit committee charter includes procedures for the approval by the audit committee of all services provided by our independent registered public accountants. Our audit committee has the authority and responsibility to pre-approve both audit and non-audit services to be provided by our independent registered public accountants. The audit committee charter sets forth the policy of the committee for such approvals. The policy allows our audit committee to delegate to one or more members of the audit committee the authority to approve the independent registered public accountants’ services. The decisions of any audit committee member to whom authority is delegated to pre-approve services are reported to the full audit committee. The policy also provides that our audit committee will have authority and responsibility to approve and authorize payment of the independent registered public accountants’ fees.

PROPOSAL THREE

PROPOSAL TO APPROVE AN AMENDMENT TO THE

2014 AMENDED AND RESTATED STOCK INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

At the annual meeting, we will ask shareholders to approve an amendment to our 2014 Amended and Restated Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2014 Plan by 200,000 shares.

The purpose of the 2014 Plan is to promote our success and enhance our value of our by linking the personal interests of employees, directors, and consultants to those of our shareholders and by providing these individuals with an incentive to work to generate superior returns to our shareholders. The 2014 Plan is also intended to provide us with flexibility in creating competitive plans to motivate, attract, and retain the services of employees, directors, and consultants upon whose judgment, interest, and special effort our success is largely dependent.

We believe that our interests and those of the shareholders will be advanced if we can continue to offer our employees, notably at the senior management level, consultants, and directors the opportunity to acquire or increase their proprietary interests in us. We have determined that the number of shares available for issuance under the 2014 Plan should be increased by 200,000 shares so that we may continue our compensation structure and strategy and succession planning process.

Background

On February 10, 2022, the board unanimously approved the amendment to the 2014 Plan, subject to approval by the shareholders, to increase the number of shares of common stock authorized for issuance under the 2014 Plan by 200,000 shares. The board has directed the Company to submit this proposal to the shareholders for approval at the annual meeting. The board believes the interests of the Company and its shareholders will be advanced if we continue to offer our senior management employees and non-employee directors the opportunity to acquire or increase their economic interests in Universal. The board concluded that Universal’s ability to attract, retain, and motivate top quality management is material to the Company’s success and would be enhanced by our continued ability to grant equity compensation under the 2014 Plan. Accordingly, the board has determined that the number of shares available for issuance under the 2014 Plan should be increased so that we may continue our compensation structure and strategy.

When we adopted the 2014 Plan, we allocated a total of 500,000 shares to the 2014 Plan. Under the 2014 Plan, stock awards are outstanding for a total of 404,975 shares. As a result, the total number of shares currently available for issuance under the 2014 Plan as of March 31, 2022 is 95,025 shares, not including the 200,000 share increase that is the subject of this Proposal 3. If shareholders approve this Proposal 3, the total number of shares available for future stock awards under the 2014 Plan will be 295,025 shares. We are seeking shareholder approval of the amendment to the 2014 Plan in order to comply with the rules of The NASDAQ Stock Market.

Material Terms of the 2014 Plan

The following summary of the material terms of the 2014 Plan is not complete and is qualified in its entirety by reference to the full text of the 2014 Plan, which is set forth in Appendix A to this proxy statement and incorporated by reference into Proposal 3.

Purpose of the Plan. The purpose of the 2014 Plan is to attract and retain key employees, directors, and consultants, to encourage them to exert maximum efforts toward the success of the Company, and to further align their interests with those of our shareholders.

Shares Available. A total of 500,000 shares of common stock were reserved for issuance under the 2014 Plan. Shares of common stock covered by awards that expire, terminate, lapse, are reacquired by us prior to vesting or are redeemed for cash will revert to and again become available for grant under the Restated Plan. No employee will be eligible to be granted options or stock appreciation rights covering more than 200,000 shares during any fiscal year. As of March 31, 2022, approximately 95,025 shares of common stock are available for issuance under the 2014 Plan.

The number of shares issued, reserved, or subject to outstanding awards under to the 2014 Plan is subject to adjustment due to mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in the common stock. Further, our board of directors may adjust outstanding awards to preserve the awards’ benefits or potential benefits.

Administration. The 2014 Plan is administered by our board of directors, which may delegate its duties and powers in whole or in part to a committee. The board has the authority to designate participants in the plan; determine the type, number, terms and conditions of awards, as well as the timing and manner of grant; construe and interpret the plan; establish, adopt or revise any rules and regulations to administer the plan; and make all other decisions and determinations that may be required under the plan.

Options. Non-statutory stock options must have an exercise price that is at least equal to 85% of the fair market value of the common stock on the date the option is granted. An option holder may exercise an option by payment of the exercise price (1) in cash or by check, (2) at the discretion of the committee at the time of the grant of the option (or subsequently in the case of a non-statutory stock option) by delivery to the Company of other common stock, (3) pursuant to a same-day sale program, (4) by a net exercise arrangement, pursuant to which the Company will reduce the number of shares of common stock issued upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price, provided the Company accepts a payment from the participant to the extent of any remaining balance of the aggregate exercise price not satisfied by the net exercise arrangement; or (5) by a combination of these means acceptable to the committee in its sole discretion. In the event of the option holder’s termination, the option holder will generally have a period specified in the option holder’s agreement to exercise the vested options. In all cases, the holder must exercise the option before its term expires.

Restricted Stock Awards. The board may award restricted stock bonuses in consideration for past services actually rendered. The board also may award restricted stock units, which entitle the participant the right to receive one share of common stock per unit at the time the unit vests, with delivery of such common stock on a date chosen by the participant. For both restricted stock bonuses and units, vesting will generally be based on the participant’s continued service. In the event a participant’s service terminates, any or all unvested common stock as of the date of termination may be subject to our reacquisition depending on the specific terms of that participant’s award agreement.

Stock Appreciation Rights. The board may grant stock appreciation rights independent of or in connection with an option. The base price per share of a stock appreciation right may be no less than 85% of the fair market value of the common stock on the date of the grant. Generally, each stock appreciation right will entitle a participant upon redemption to an amount equal to the excess of (a) the aggregate fair market value on the redemption date of one share of common stock over (b) the aggregate base price in effect for those shares established at the time of the grant.

Transferability. Unless otherwise determined by our board of directors or provided for in a written agreement evidencing an award, awards granted under the 2014 Plan are not transferable other than by will or by the laws of descent and distribution.

Change of Control. If, upon a change of control of the Company, the surviving entity refuses to assume outstanding awards or substitute them for similar awards, our board may provide for the (1) assumption or continuation of any outstanding stock awards under the 2014 Plan, (2) payment in exchange for the cancellation of an award, or (3) termination of an award upon the consummation of the change of control, but only if the participant has been permitted to exercise or redeem an option, stock appreciation right, or phantom stock unit prior to the change of control. Furthermore, at any time the board may accelerate the holder’s ability to exercise an award or the vesting associated with an award. In the event of the dissolution of the Company, all outstanding awards will terminate immediately prior to such event.

Amendment and Termination. The board may amend, suspend, or terminate the 2014 Plan in any respect at any time, but no amendment may materially impair any of the rights of a participant under any awards previously granted, without his or her consent. No amendment of the 2014 Plan will be effective unless approved by our shareholders to the extent such approval is necessary under applicable law, regulation, or securities exchange listing requirement.

Plan Benefits. Awards under the 2014 Plan are granted at the discretion of the compensation and Stock Option committee or the board, and accordingly, the amount of any such awards that may be granted to any individual is not yet determinable. Benefits under the 2014 Plan depend on a number of factors, including the fair market value of our common stock on future dates, our actual performance against performance goals established with respect to performance awards and decisions made by the participants, and accordingly, are also not yet determinable.

Federal Income Tax Consequences of Options and Stock Awards Under the 2014 Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS OR AWARDS OF RESTRICTED STOCK UNDER THE 2014 PLAN. IT DOES NOT DESCRIBE APPLICABLE FOREIGN, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF THE GRANT OF RESTRICTED STOCK. THIS SUMMARY IS BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE, APPLICABLE TREASURY REGULATIONS, ADMINISTRATIVE RULINGS AND JUDICIAL DECISIONS, ALL AS IN EFFECT AS OF THE DATE OF THIS PROXY STATEMENT. THERE CAN BE NO ASSURANCE THAT FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CHANGES COULD APPLY RETROACTIVELY, WILL NOT AFFECT THE ACCURACY OF THIS SUMMARY.

Stock Awards. A recipient of a stock award has taxable income in the amount equal to the excess of the fair market value of the stock on the date it vests over any consideration paid for the common stock. Stock vests either (i) when it is no longer subject to a substantial risk of forfeiture, such as a requirement that the recipient retransfer shares at cost or some other material discount from fair market value upon cessation of employment, (ii) when it is freely transferable, or (iii) at the time of issuance if the recipient makes an election under Section 83(b) of the Code within 30 days of the issuance. The taxable income constitutes wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. The recipient will have a basis in his or her shares equal to the value of the shares on the date they vest, and the holding period for the shares will date from vesting. In general, a sale of the shares will produce capital gain or loss which will be long term or short term depending on the period of time included in the recipient’s holding period, except that a recipient who makes a Section 83(b) election will not be entitled to any loss should the shares subsequently be forfeited back to the Company.

Options. The grant of an option has no federal income tax effect on the optionee. Upon exercise of the option, unless the option was qualified as an incentive stock option as discussed below, the optionee is treated in the same manner as a recipient of a stock award. Special federal income tax rules apply if our common stock is used to pay all or part of the option exercise price whether or not the options qualify as incentive stock options.

Incentive Stock Options. Like other options, the recipient of an incentive stock option does not recognize any income on the grant of the option. Unlike other transferees of shares, however, the optionee does not recognize income for regular tax purposes at the time the option is exercised. If the optionee does not dispose of the incentive stock option shares until at least one year after the date the incentive stock option was exercised and two years after the date the incentive stock option was granted, the only gain or loss the optionee will recognize for regular tax purposes will be the long-term capital gain or loss on the sale of the shares. However, any shares sold or otherwise disposed of before both of the holding period requirements have been met will result in the gain being treated as ordinary income in an amount up to the excess of the fair market value of the stock subject to an option over the exercise price of such option. Any additional gain will be treated as capital gain or loss and as long-term or short-term depending on the holding period for the stock.

In addition to the regular tax consequences discussed above, the exercise of an incentive stock option can have material alternative minimum tax consequences. In general, the transfer of the shares pursuant to the incentive stock option will create alternative minimum taxable income in the same way that the exercise of other options would create regular taxable income. As a result, the exercise of an incentive stock option can result in substantial alternative minimum tax. The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

Stock Appreciation Rights. Upon the grant of a stock appreciation right, the recipient will not recognize ordinary income. However, upon the exercise of a stock appreciation right, the recipient will generally recognize ordinary income in an amount equal to the amount of cash or the value of the shares distributed to the recipient. Such income will be treated as wages subject to income and employment tax withholding. The Company will have a deduction equal to the income to the recipient.

Vote Required

Shareholder approval of this proposal is required. We believe the amendment to the 2014 Plan will result in additional benefit to the Company while continuing our practice of compensating our key employees and non-employee directors through programs that emphasize performance.

Your Board of Directors Recommends that Shareholders Vote

FOR

the Proposal to Amend the 2014 Plan to Increase

the Number of Shares of Common Stock

Authorized for Issuance under the 2014 Plan by 200,000 shares

TRANSACTIONS WITH RELATED PERSONS

Our audit committee reviews and approves related person transactions that involve us and are of the type that are required to be disclosed in our proxy statement by SEC rules. A transaction may be a related person transaction if any of our directors, executive officers, owners of more than 5% of our common stock, or their immediate family have a material interest in the transaction and the amount involved exceeds $120,000. The audit committee approves a related person transaction if it determines that the transaction is at least as favorable to us as could have been obtained if the transaction had been with a person who is not related to us or is in our best interest.

Mr. Matthew T. Moroun is chairman of our board of directors, which is designated as a non-officer position. He is also chairman of the compensation and stock option committee and the executive committee and our largest shareholder. He controls several family-owned businesses engaged in, among other things, transportation, insurance, business services, and real estate development. Mr. Matthew T. Moroun is the father of our director, Mr. Matthew J. Moroun.

Members of the Moroun family have registration rights under an agreement with us dated July 28, 2021. Subject to conditions and exceptions, these shareholders may require us to register their securities if the anticipated aggregate offering price of the securities covered by the registration exceeds $25 million. Also, if we propose to register any of our securities, subject to certain exceptions and limitations, and whether or not the registration is for our own account, we are required to give these shareholders the opportunity to participate in the registration. If a registration is underwritten and the managing underwriter advises us that marketing factors require a limitation on the number of shares that may be underwritten, we generally receive first priority with respect to the shares issued and sold. We generally are required to pay the registration expenses in connection with registrations.

Companies controlled by Mr. Matthew T. Moroun provide various business and administrative support services to Universal, including legal, human resources, tax, and information technology services. The cost of these services is based on the actual or estimated utilization of the specific services and is charged to the Company. These costs totaled $4.2 million and $2.6 million for 2021 and 2020, respectively.

In addition to the arrangements described above, we are currently a party to a number of arrangements with companies controlled by Mr. Moroun that we expect to continue.

We periodically carry freight for a trucking company owned by Mr. Moroun in the ordinary course of business at market rates. Revenue for these services for 2021 and 2020 totaled $0.7 million and $0.9 million, respectively. This trucking company also provided transportation services to us at market rates in the ordinary course of business. The cost of these services for 2021 and 2020 totaled $1.7 million and $22,000, respectively.

We pay companies controlled by Mr. Moroun the direct variable cost of maintenance, fueling and other operational support costs for services delivered at our affiliate’s trucking terminals that are geographically remote from our own facilities. Such costs are billed when incurred, paid on a routine basis, and reflect actual labor utilization, repair parts costs or quantities of fuel purchased. The cost of these services for 2021 and 2020 totaled $3.9 million and $0.8 million, respectively.

We currently lease 30 office, terminal and yard facilities from companies controlled by Mr. Moroun based on either month-to-month or contractual, multi-year lease arrangements that are billed and paid monthly. At December 31, 2020, we leased 28 such facilities. During 2021 and 2020, we paid an aggregate of $12.4 million and $12.9 million, respectively, in rent and related costs to affiliates. We believe that the rent we currently pay for these properties is at market rates.

We purchase our employee medical, commercial auto liability, commercial general liability, workers compensation, motor cargo liability and other insurance from an insurance company controlled by Mr. Moroun. In 2021 and 2020, we paid this affiliate $65.1 million and $47.1 million, respectively. We believe that the rates we paid for these services reflect market rates.

During 2021 and 2020, we contracted with an affiliate to provide real property improvements for us totaling $1.0 million and $3.0 million, respectively. We also purchased wheels and tires from an affiliate during 2020 totaling $618,000.

We believe that substantially all of the above transactions were entered into on terms at least as favorable to us as could have been obtained from persons who were not related to us, and each of the transactions was in our best interest. We expect to continue in 2022 certain transactions that are similar to those described above with companies controlled by our directors who are members of the Moroun family.

ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K

Additional information concerning us, including our financial statements, is provided in our 2021 annual report to shareholders that accompanies this proxy statement. Our annual report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, is available to shareholders who make a written request for it to our secretary, Steven Fitzpatrick, at our principal executive office, 12755 E. Nine Mile Road, Warren, Michigan 48089. Copies of exhibits filed with that report or referenced in it will be furnished to shareholders of record upon request and payment of our expenses in furnishing such documents. The annual report is also available on our website at www.universallogistics.com under the captions of “Investor Relations” and “Corporate Governance.”

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

If you wish to submit a proposal to be considered at the 2023 annual meeting, you must comply with the following procedures. Any communication to be made to our secretary as described below should be sent to Steven Fitzpatrick, Vice President—Finance and Investor Relations, Universal Logistics Holdings, Inc., 12755 E. Nine Mile Road, Warren, Michigan 48089.

Proxy Statement Proposal

If you intend to present proposals to be included in our proxy statement for our 2023 annual meeting, you must give written notice of your intent to our secretary on or before December 1, 2022. The proposals must comply with SEC regulations under Rule 14a-8 for including shareholder proposals in a company’s materials.

Shareholder Recommendations for Director Nominees

It is generally the policy of the board to consider the shareholder recommendations of proposed director nominees, if such recommendations are serious and timely received.

To be considered timely received for inclusion in our proxy statement for our 2023 annual meeting, recommendations must be received in writing at our principal executive offices, 12755 E. Nine Mile Road, Warren, Michigan 48089, no later than December 1, 2022. In addition, any shareholder director nominee recommendation must include the following information: (a) the proposed nominee’s name and qualifications and the reason for such recommendation; (b) the name and record address of the shareholder proposing such nominee; (c) a statement that the person has agreed to serve if nominated and elected; and (d) a description of any financial or other relationship between the shareholder and such nominee or between the nominee and us or our subsidiaries. In order to be considered by the board, any candidate proposed by one or more shareholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Matters for Annual Meeting Agenda

If you intend to bring a matter before next year’s meeting, other than by submitting a proposal to be included in our proxy statement, we must receive notice in accordance with our bylaws, which state that our secretary must receive your notice no earlier than December 1, 2022 and no later than December 31, 2022. For each matter you intend to bring before the meeting, you must include a full description of each such item; the name and address of the person proposing to bring such business before the meeting and, if different, of the shareholder on whose behalf such business is to be brought before the meeting; the number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting and as of the date of such notice; if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the

Exchange Act, and the written consent of each such nominee to serve if elected; and if so requested by us, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act. Unless otherwise required by law, the board will not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to shareholders.

OTHER MATTERS

We do not know of any matters to be brought before the meeting other than those described in this proxy statement. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

By order of the board of directors,

/s/ Steven Fitzpatrick

STEVEN FITZPATRICK
Vice President – Finance and Investor Relations, Secretary

March 31, 2022

APPENDIX A

UNIVERSAL TRUCKLOAD SERVICES, INC.

2014 AMENDED AND RESTATED STOCK INCENTIVE PLAN

TERMINATION DATE: APRIL 22, 2024

1.	ESTABLISHMENT AND PURPOSES.

(a) Adoption. Universal Truckload Services, Inc., a Michigan corporation (the “Company”) hereby adopts the Universal Truckload Services, Inc. 2014 Amended and Restated Stock Incentive Plan (the “Plan”). The Plan shall become effective on April 23, 2014 (the “Effective Date”), the date it was adopted by the Company’s Board of Directors, subject to the approval of the Company’s shareholders at the 2014 Annual Meeting. After the Effective Date, Stock Awards may be made as provided herein and may be made pursuant to and in accordance with agreements for the issuance thereof entered into prior to the Effective Date. This Plan or any subsequent plan may be amended and readopted by the Board and the shareholders from time to time. Each re-adoption shall constitute a new plan. Participants may hold awards under more than one plan.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(c) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units and (viii) unrestricted Common Stock. The granting, vesting and/or exercisability of any Stock Award may be conditioned in whole or in part on performance.

(d) General Purpose. The Company, by means of this Plan, seeks to provide incentives for the group of persons eligible to receive Stock Awards to attract and retain highly-qualified key Employees, Directors and Consultants, to encourage such individuals to exert maximum efforts toward the success of the Company and its Affiliates, and to further align the interests of such individuals with those of the Company’s shareholders.

(e) This Plan is an amendment and restatement of Universal Truckload Services, Inc. 2004 Stock Incentive Plan, which was adopted by the Board and approved by the Company’s shareholders on December 10, 2004. Should any material provision of this Plan be determined to impair the rights of a Participant under an award granted prior to the Effective Date of this Plan, the award agreement covering the Stock Award shall instead be treated as including the provision as stated in the 2004 Stock Incentive Plan as an explicit term.

2.	DEFINITIONS.

(a) “Affiliate” means generally with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Beneficial Owner” means the definition given in Rule 13d-3 of the Exchange Act.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any of the following events:

(i)

The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than CenTra, Inc. and its affiliates, Manuel J. Moroun and his affiliates, Matthew T. Moroun and his affiliates, or any group in which any of the foregoing is a member) that will continue the business of the Company in the future;

(ii)

A merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, and (3) is not CenTra, Inc. or one of its affiliates, Manuel J. Moroun or one of his affiliates, Matthew T. Moroun or one of his affiliates, or any group in which any of the foregoing is a member, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii)

Any person or group (other than CenTra, Inc. and its affiliates, Manuel J. Moroun and his affiliates, Matthew T. Moroun and his affiliates, or any group in which any of the foregoing is a member) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) and the representatives of CenTra, Inc. and its affiliates, Manuel J. Moroun and his affiliates, Matthew T. Moroun and his affiliates, or any group in which any of the foregoing is a member, individually or in the aggregate, cease to have the ability to elect a majority of the Board (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group);

(iv)	A dissolution or liquidation of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules and regulations promulgated thereunder.

(f) “Committee” means a committee of two or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Subsection 3(b) of the Plan. To the extent the Board has not delegated its authority under the Plan to such committee, the term “Committee” shall mean the Board.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Universal Truckload Services, Inc., a Michigan corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services (including services which are deemed to be consulting or advisory services under applicable federal securities law) and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate and is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors or Directors who are compensated by the Company solely for their services as Directors.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

(k) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Stock Awards, unless otherwise defined in the document evidencing the grant of the Stock Award. The determination of Disability made in writing by the Company shall be final and conclusive for all purposes of the Stock Awards.

(n) “Employee” means any person employed by the Company or an Affiliate. Service solely as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the closing price of the Common Stock as reported by the principal national securities exchange on which the Common Stock is listed or admitted to trading, regularly quoted, or if no sale of Common Stock shall have been reported on such date, then the immediately preceding date on which sales of the Common Stock have been so reported or quoted shall be used.

(ii)	In the event the Common Stock is no longer listed for trading on a national securities exchange, the Fair Market Value shall be determined in good faith by the Committee.

(iii)

Notwithstanding anything to the contrary in the foregoing, the Fair Market Value for purposes of grants under the Plan shall be determined in a manner consistent with avoiding adverse tax consequences under Sections 409A and 422 of the Code.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or an Affiliate, does not receive compensation (directly or indirectly) from the Company an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(u) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchases shares of Common Stock granted pursuant to the Plan.

(v) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and generally may be in the form provided in Exhibit A or such other form as determined by the Committee.

(w) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(x) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(y) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(z) “Performance Award” means a Stock Award granted to a Participant that is conditioned in some manner upon the achievement of one or more of the performance measures described in Section 9 of the Plan.

(aa) “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Subsection 7(d) of the Plan.

(bb) “Plan” means this Universal Truckload Services, Inc. 2014 Amended and Restated Stock Incentive Plan.

(cc) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of the grant of a Restricted Stock Bonus or a Restricted Stock Purchase Right or a Restricted Stock Unit as specified therein. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan and generally may be in the form provided in Exhibit B or such other form as determined by the Committee.

(dd) “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 7(a) of the Plan.

(ee) “Restricted Stock Purchase Right,” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Subsection 7(b) of the Plan.

(ff) “Restricted Stock Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of restricted stock. These Restricted Stock Units are subject to the provisions of Subsection 7(e).

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule, regulation or statute fulfilling the same or a similar function, as in effect from time to time.

(hh) “Section 162(m) Exception” means the exception under Section 162(m) of the Code for “qualified performance-based compensation.”

(ii) “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Stock Appreciation Right” or “SAR” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right.

(ll) “Stock Award” means any grant of an Option, Restricted Stock, a Restricted Stock Purchase Right, a Stock Appreciation Right, a Phantom Stock Unit, a Restricted Stock Unit, unrestricted Common Stock or any other stock-based award. These Awards may include, but are not limited to those listed in Subsection 1(c).

(mm) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

(a) Administration. The Board shall administer the Plan unless and until the Board delegates administration to a Committee. The Board may delegate administration of the Plan to a Committee or Committees of two or more individuals, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. References in this Plan to the “Committee” shall apply to (i) the Board to the extent the Board has not delegated, or has reassumed, its authority to administer the Plan, and (ii) any subcommittee to the extent the Committee has delegated its authority to such subcommittee to administer the Plan.

(b) Composition of the Committee. If the Board appoints a Committee, the Committee shall be comprised of at least two members of the Board; provided that (i) with respect to any Stock Award that is intended to satisfy the requirements of Rule 16b-3, the Committee shall consist of at least such number of Directors as is required from time to time by Rule 16b-3, and each committee member shall satisfy the qualification requirements of such rule; (ii) with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least such number of Directors as is required from time to time to satisfy Section 162(m) of the Code, and each such committee member shall satisfy the qualification requirements of such exception; and (iii) to the extent required under the rules of any stock exchange or automated quotation system on which the Common Stock is listed for trading or quoted, each member of the Committee shall satisfy any “independence” or other requirements of such exchange or quotation system; provided, however, that if any such committee member is found not to have met the qualification requirements set forth in clauses (i) and/or (ii) above, any actions taken or Stock Awards granted by such Committee shall not be invalidated by such failure to so qualify. Subject to the limitations set forth herein and applicable law, the Committee shall have the authority to delegate some or all of its authority under the Plan to one or more members of the committee or to one or more officers of the Company.

(c) Powers of Committee. The Committee (or if no Committee, the Board) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)

To determine from time to time (A) the recipients of Stock Awards; (B) the timing of Stock Awards; (C) the types of Stock Awards to be granted; (D) the number of shares or cash amounts payable in connection with Stock Awards; (E) the terms, conditions, restrictions and/or limitations applicable to each Stock Award in accordance with the terms of the Plan (which need not be identical), including the time or times and the conditions upon which a person shall be permitted to receive Common Stock pursuant to a Stock Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)

To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any document or agreement evidencing a Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)	To amend the Plan or a Stock Award as provided in Section 13 of the Plan.

(iv)

Generally, to exercise such powers and to perform such acts as the Committee deems necessary, desirable, convenient or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(v)

Subject to the express provisions of the Plan (e.g., relating to repricing and minimum vesting requirements), to amend the terms of any outstanding Stock Award or to waive any condition or restriction applicable to any Stock Award in any manner that is not inconsistent with the terms of the Plan; provided, however, that no amendment may materially impair the rights of the holder thereof without the holder’s consent. Notwithstanding the foregoing, subject to the limitations of applicable law, the Committee may amend the terms of any Stock Award without the affected Participant’s consent if necessary to comply with any law, regulation, judicial decision, accounting standards, regulatory guidance or other legal requirement, or to comply with Section 409A of the Code.

(vi)

To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

(d) Delegation to Subcommittee. Within the scope of such authority, the Committee may (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or the Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award. (For instance, the Board or Committee may instead elect to comply with Rule 16b-3 by having the Board approve the Stock Award, by having the Company’s shareholders approve or ratify the Stock

Award, or designing the Stock Award so that the Common Stock must be held by the Participant for a period of at least six (6) months (in the case of the grant of a Option or SAR, at least six (6) months must elapse from the date of grant until the date of disposition (and not exercise) of either (x) the Option or SAR, as applicable, or (y) the underlying Common Stock)).

(e) Changes in Required Restrictions. With respect to any restriction in the Plan, or to which any Stock Award is subject, that is based on the requirements of Rule 16b-3, Section 422 of the code, the Section 162(m) Exception, Section 409A of the Code, the rules of any exchange upon which the Company’s securities are listed or automated quotation system upon which the Company’s securities are quoted, or any other applicable law, rule or restriction, to the extent that any such restriction is no longer required, the Committee shall have the sole discretion and authority to grant Stock Awards that are not subject to such restriction and/or to waive any such restriction with respect to outstanding Stock Awards.

(f) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations.

(g) Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee (or the Board if no Committee) in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 12 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed Five Hundred Thousand (500,000) shares.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason (i) expire or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent that a Stock Appreciation Right or Phantom Stock Unit granted under the Plan is redeemed by payment in cash rather than shares of Common Stock, the shares of Common Stock subject to the redeemed portion of the Stock Appreciation Right shall revert to and again become available for issuance under the Plan. Notwithstanding the foregoing, if any such shares of Common Stock could not again be available for Awards to a particular Participant under any applicable law or regulation, the shares will be available exclusively for Stock Awards to Participants who are not subject to such limitation.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants, which shall include individual independent sales agents who provide services primarily to the Company and its Affiliates.

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 12 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be granted Options or Stock Appreciation Rights designed to satisfy the Section 162(m) Exception covering more than One Hundred Thousand (100,000) shares of Common Stock during any fiscal year.

(d) Consultants.

(i)

A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)

Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority owned subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.	OPTION PROVISIONS.

Each Option shall be evidenced by an Option Agreement and shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option pursuant to a Change in Control and in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option pursuant to a Change in Control and in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash or by check at the time the Option is exercised or (2) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by delivery to the Company of other Common Stock, (3) pursuant to a “same day sale” program or delivery to the Company of an irrevocable Option exercise notice together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain shares of Common Stock purchased upon exercise of an Option and promptly deliver to the Company the amount of the sale proceeds necessary to pay the exercise price of the Option (provided that with respect to such a cashless exercise, the Option shall be deemed exercised on the date of sale of the shares of Common Stock received upon exercise), (4) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; or (5) by some combination of the foregoing that is acceptable to the Committee in its sole discretion. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee. The vesting provisions of individual Options may vary. The provisions of this Subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. Unless the Option Agreement otherwise provides, in the event an Optionholder’s Continuous Service terminates, the Optionholder’s Options that have not vested or were not exercisable as of the date of termination shall automatically and without notice terminate and become null and void at 5:00 p.m. Eastern Time on the date of termination. With regard to those Options that have vested, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but (i) for Incentive Stock Options, only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (B) the expiration of the term of the Option as set forth in the Option Agreement, and (ii) for Nonstatutory Stock Options, only within such period of time ending on the earlier of (A) the date specified in the Option Agreement, or (B) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within such time period, the Option shall terminate. Nothing in this Section 6(h) shall restrict the Committee from amending an Incentive Stock Option in order to cause it to be treated as a Nonstatutory Stock Option.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. Unless the Option Agreement provides otherwise, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her vested Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), provided that the Option is exercised within such period of time ending on the earlier of (i) twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. Unless the Option Agreement provides otherwise, in the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the vested Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Subsection 6(e) or 6(f) of the Plan, provided that the Option is exercised within such period of time ending on the earlier of (i) twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(m) Shareholder Rights and Privileges. An Optionholder shall have no right to receive dividends, vote or otherwise exercise the privileges and rights of a shareholder with respect to an unexercised Option. The Participant shall be entitled to all privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which shares of Common Stock have been registered in the Participant’s name or otherwise credited to the Participant.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Bonus Awards. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each Restricted Stock Agreement for Restricted Stock Bonus Awards shall be deemed to include (unless expressly stated otherwise) the substance of each of the following provisions:

(i)	Consideration. A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)

Vesting. Vesting shall generally be based on the Participant’s Continuous Service. Shares of Common Stock awarded under the Restricted Stock Agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Committee; provided, however, that in no event shall any Restricted Stock Bonus Award that is a Performance Award vest (or be accelerated such that it vests) in under one year from the date of grant. The Committee may provide that the shares will vest upon (A) the Participant’s Continued Service with the Company for a specified period of time; (B) the attainment of one or more performance measures established by the Committee as set forth in Section 9; (C) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (D) a combination of any of the foregoing.

(iii)

Termination of Participant’s Continuous Service. Unless otherwise provided in the Restricted Stock Agreement, in the event a Participant’s Continuous Service terminates (including upon death or Disability), any shares that have not vested as of the date of termination shall automatically and without notice be forfeited on the date of termination.

(iv)

Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Agreement, as the Committee shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Agreement remains subject to the terms of the Restricted Stock Agreement.

(v)

Rights and Restrictions Governing Restricted Stock. Common Stock awarded pursuant to a Restricted Stock Bonus Award shall be registered in the Participant’s name or otherwise credited to the participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have no right to vote or to receive dividends or other distributions with respect to shares of Common Stock subject to a Restricted Stock Bonus Award that have not vested. In addition, with regard to shares of Common Stock subject to a Restricted Stock Bonus Award that have not vested, (A) the Participant shall not be entitled to delivery of unrestricted shares until all conditions to vesting have been satisfied; (B) the Participant may not sell, transfer, pledge, assign, exchange, hypothecate or otherwise encumber or dispose of the shares until all conditions to vesting have been satisfied; (C) and a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Bonus.

(b) Restricted Stock Purchase Rights. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each Restricted Stock Agreement for Restricted Stock Purchase Rights shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)

Purchase Price. The purchase price under each Restricted Stock Agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Agreement. The purchase price shall not be less than eighty five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made.

(ii)

Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Agreement shall be paid either: (i) in cash or by check at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(iii)

Vesting. The Committee shall determine the criteria under which shares of purchased Common Stock under the Restricted Stock Agreement shall vest. The criteria may or may not include performance criteria or Continuous Service; provided, however, that the limitations on the vesting schedule stated in Section 7(a)(ii) shall apply. Shares of Common Stock acquired may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee.

(iv)

Termination of Participant’s Continuous Service. Unless otherwise provided in the Restricted Stock Agreement, in the event a Participant’s Continuous Service terminates (including upon death or Disability), any Restricted Stock Purchase Rights for which the purchase price has not been paid and any shares that have not vested as of the date of termination shall automatically and without notice be forfeited.

(v)

Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Agreement, as the Committee shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Agreement remains subject to the terms of the Restricted Stock Agreement.

(vi)

A Participant shall have no right to receive dividends, vote or otherwise exercise the privileges and rights of a shareholder with respect to an unexercised Restricted Stock Purchase Right. The Participant shall be entitled to all privileges and rights of a shareholder only with respect to such shares of Common Stock as are issued pursuant to the Restricted Stock Purchase Right and for which shares of Common Stock have been registered in the Participant’s name or otherwise credited to the Participant.

(c) Stock Appreciation Rights. Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (i) stand-alone SARs and (ii) stapled SARs.

(i)	Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A) The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Committee may establish. Upon redemption of the stand-alone SAR, the Participant shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares established at the time of the grant.

(B) The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Committee in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than eighty five percent (85%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C) The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

(ii)	Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A) Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B) Stapled SARs shall be redeemable upon such terms and conditions as the Committee may establish and shall grant a Participant the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C) The distribution to which the holder of stapled SARs shall become entitled under this Section 7 upon the redemption of stapled SARs as described in Section 7(c)(ii)(b) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

(iii)	The following terms and conditions shall govern the grant and redeemability of SARs (both stand-alone and stapled):

(A) The term of each SAR shall be as specified by the Committee, but in no event shall a SAR be exercisable after the expiration of ten (10) years from the date of grant.

(B) In the event a Participant’s Continuous Service terminates (including upon death or Disability), SARs that have not vested as of the date of termination shall automatically and without notice terminate and become null and void at 5:00 p.m. Eastern Time on the date of termination. With regard to those SARs that have vested, unless the document evidencing the grant states otherwise, the Participant or Participant’s designee may exercise a SAR (to the extent that the Participant was entitled to exercise the SAR as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the SAR or tandem Option, if any. If, after termination of Continuous Service, the Participant does not exercise his or her SAR within such time period, the SAR shall terminate.

(C) A Participant shall have no right to receive dividends, vote or otherwise exercise the privileges and rights of a shareholder with respect to an unexercised or exercised SAR.

(d) Phantom Stock Units. The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i)

Phantom Stock Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Committee may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Committee otherwise provides in an agreement representing the Phantom Stock Units; provided, however, that no such agreement shall be required to effect an award of Phantom Stock Units.

(ii)

The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

(iii)

In the event a Participant’s Continuous Service terminates (including upon death or Disability), Phantom Stock Units that have not vested as of the date of termination shall automatically and without notice terminate and become null and void at 5:00 p.m. Eastern Time on the date of termination. With regard to those Phantom Stock Units that have vested, unless the document evidencing the grant states otherwise, the Participant or Participant’s designee may redeem a Phantom Stock Unit (to the extent that the Participant was entitled to redeem such Phantom Stock Unit as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Phantom Stock Unit, if any. If, after termination of Continuous Service, the Participant does not redeem his Phantom Stock Units within such time period, the Phantom Stock Units shall terminate.

(iv)	A Participant shall have no right to receive dividends, vote or otherwise exercise the privileges and rights of a shareholder with respect to Phantom Stock Units.

(e) Restricted Stock Units. The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

(i)

A Restricted Stock Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Participants may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of restricted stock. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such restricted stock in a manner determined by the Committee. When the Participant vests in such restricted stock, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Participant on his/her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

(ii)

Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each Restricted Stock Agreement for Restricted Stock Units shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(A)	Consideration. A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(B)

Vesting. Vesting shall generally be based on the Participant’s Continuous Service. Shares of Common Stock awarded under the Restricted Stock Agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Committee; provided, however, that the limitations on the vesting schedule stated in Section 7(a)(ii) shall apply to Restricted Stock Units.

(C)

Termination of Participant’s Continuous Service. Unless otherwise provided in the Restricted Stock Agreement, in the event a Participant’s Continuous Service terminates (including upon death or Disability), any shares that have not vested as of the date of termination shall automatically and without notice be forfeited on the date of termination.

(D)

Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Agreement, as the Committee shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Agreement remains subject to the terms of the Restricted Stock Agreement.

(E)

Rights and Privileges. A Participant shall have no right to receive dividends, vote or otherwise exercise the privileges and rights of a shareholder with respect to an unexercised or unvested Restricted Stock Unit. The Participant shall be entitled to all privileges and rights of a shareholder only with respect to such shares of Common Stock as are issued pursuant to the Restricted Stock Unit and for which shares of Common Stock have been registered in the Participant’s name or otherwise credited to the Participant.

(f) Unrestricted Stock. The Committee may cause the Company to grant unrestricted shares of Common Stock to Participants at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. Unrestricted Common Stock shall immediately vest and shall not be subject to any restricted period. Except as required by applicable law, no payment shall be required for shares of unrestricted Common Stock. The Company shall issue, in the name of each Participant to whom unrestricted shares of Common Stock have been granted, stock certificates representing the total number of shares granted to the

Participant and shall deliver such certificates to the Participant as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising his or her Stock Award. Furthermore, the Company shall have not duty or obligation to warn or otherwise advise any Participant of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the Participant of such Stock Award.

9.	PERFORMANCE AWARDS

(a) The grant, vesting, and/or exercisability of any Stock Award may, in the Committee’s sole discretion, be conditioned, in whole or in part, on the attainment of performance targets related to one or more performance measures over a performance period, in which case, such Stock Award shall constitute a Performance Award under the Plan.

(b) Performance Awards that are not intended to qualify for the Section 162(m) Exception may be based on the achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee shall determine.

(c) Performance Awards that are intended to qualify for the Section 162(m) Exception based on the satisfaction of one or more performance measures shall be conditioned upon the achievement during a specified performance period of specified levels of one or more of the measures listed below. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date on which 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events to the extent consistent with Section 162(m) of the Code. The performance measures established by the Committee may be based upon (1) the earnings or earnings per share of the Company or of any business unit of the Company designated by the Committee; (2) the net operating margin of the Company or of any business unit of the Company designated by the Committee; (3) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee; (4) the earnings before interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee; (5) the return on shareholders’ equity achieved by the Company; (6) the total shareholders’ return achieved by the Company; (7) any of the foregoing calculated on a “non-GAAP basis”; (8) the price of a share of Common Stock; (9) the Company’s market share; (10) the market share of a business unit of the Company designated by the Committee; (11) the Company’s sales; (12) the sales of a business unit of the Company designated by the Committee; (13) operating income of the Company or of any business unit of the Company designated by the Committee; (14) operating expense ratios of the Company or of any business unit designated by the Committee; (15) the economic value added; or (16) any combination of the foregoing. A measure that is calculated on a “non-GAAP basis” is a measure that is adjusted (to the extent consistent with the Section 162(m) Exception) to reflect the impact of special items, which items are reflected from time to time in the Company’s published financials. Special items are material nonrecurring adjustments deemed appropriate to exclude by the Committee and may include, without limitation, (a) unrealized gains or losses and other items that are recorded by the Company as a result of Accounting Standards Codification Topic 815 (previously issued as Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended); (b) impairment and other non-cash charges including the impact of changes in accounting principles or estimates or other unusual, infrequent non-cash items; and (c) other items not considered to be representative of the Company’s ongoing operations.

(d) To the extent the Committee intends for Stock Awards to qualify for the Section 162(m) Exception, prior to the Participants’ receipt of shares of Common Stock (or cash, as applicable) pursuant to such Stock Awards (or prior to receipt of the Awards themselves, if applicable), the Committee shall certify whether the performance targets and measure(s) related to such Stock Awards have been achieved. The Committee, in its sole discretion, may provide for a reduction in a Participant’s Performance Award during the performance period.

10.	CANCELLATION AND RE-GRANT OF OPTIONS.

(a) Upon obtaining any approval of the shareholders of the Company required by applicable law or the listing requirements of the Nasdaq National Market System or any other securities exchange on which the Common Stock may then be traded, the Board shall have the authority to effect (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected Optionholders, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of Common Stock, but having an exercise price per share not less than eighty five percent (85%) of the Fair Market Value (one hundred percent (100%) of Fair Market Value in the case of an Incentive Stock Option or, in the case of a 10% shareholder (as described in Subsection 5(b) of the Plan), not less than one hundred ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies.

(b) Shares subject to an Option canceled under this Section 10 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Subsection 4(a) of the Plan as provided under Section 162(m) of the Code and the regulations promulgated thereunder. The repricing of an Option under this Section 10, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Subsection 5(c) of the Plan. The provisions of this Subsection 10(b) shall be applicable only to the extent required by Section 162(m) of the Code.

11.	MISCELLANEOUS.

(a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted a Stock Award nor any other rights hereunder except as may be evidenced by an agreement, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations with respect to any Stock Award.

(b) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or nor such action would have an adverse effect on the Plan or any Stock Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(c) Acceleration of Exercisability and Vesting. Subject to the requirements of Section 409A, the Committee (or if no Committee, the Board) shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control, and shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(d) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

(e) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be.

(f) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition of, vesting, distribution, or transfer of Common Stock under a

Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(i) Fractional Shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

(j) Restrictions on Transfer. Except as otherwise provided in this Plan, the Option Agreement, the Restricted Stock Agreement or other agreement evidencing such Stock Award, no Stock Award granted under this Plan or any right evidenced thereby shall be transferable by the Participant other than by will or the laws of descent and distribution. In addition, any Stock Award shall be subject to any additional restrictions on transfer provided for in the Plan or any agreement evidencing such Stock Award.

(k) Section 409A. The Plan is intended to provide compensation that is exempt from or that complies with Section 409A of the Code, and ambiguous provisions, if any, shall be construed in a manner that is compliant with or exempt from the application of Section 409A of the Code. The Plan shall not be amended in a manner that would cause the Plan or any amounts payable under the Plan to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and further, the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan. To the extent the Committee determines that any Stock Award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the adverse tax consequences under Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Committee determines that any Stock Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the Stock Award or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect) or take any other actions that the Committee (if no Committee, the Board) determines are necessary or appropriate to exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award or to comply with the requirements of Section 409A of the Code.

(l) Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code as of the date of the Participant’s termination of Continuous Service and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A of the Code, then any amounts or benefits that are payable under the Plan upon the Participant’s “separation from service” within the meaning of Section 409A of the Code that (i) are subject to the provisions of Section 409A of the Code; (ii) are not otherwise excluded under Section 409A of the Code; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) No Effect on Right or Power. The existence of the Plan and the Stock Awards granted hereunder shall not affect in any way the right or power of the Board of the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure of its business; (ii) any merger or consolidation of the Company or any Affiliate; (iii) any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof; (iv) the dissolution or liquidation of the company or any Affiliate; (v) any sale, lease, exchange or other disposition of all or any part of the company’s or any Affiliate’s assets or business; or (vi) any other corporate act or proceeding.

(b) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Subsection 4(a) above and the maximum number of securities subject to award to any person pursuant to Subsection 5(c) above, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(c) Adjustments Upon a Change of Control.

(i)

In the event of a Change of Control as defined in 2(d)(i) through 2(d)(iii), such as an asset sale, merger, or change in ownership of voting power, then any surviving entity or acquiring entity shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (2) continue the Stock Awards, or (3) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit or similar award that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board or Committee shall not be obligated to treat all Stock Awards, even those which are of the same type, in the same manner under this Section 12(c).

(ii)	In the event of a Change of Control as defined in Section 2(d)(iv), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

(d) Section 409A Considerations. Notwithstanding anything to the contrary in this Section 12, any adjustments made pursuant to this section shall be made in conformity with Section 409A of the Code to the extent necessary to avoid its application or adverse tax consequences thereunder.

13.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company if such approval is required under applicable law or regulation or by any exchange or automated quotation system upon which the Common Stock is listed for trading or quoted.

(b) Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Material Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Material Impairment of Rights. Subject to other applicable provisions of the Plan, all Stock Awards made under the Plan prior to termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of the Stock Awards. Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

16.	CHOICE OF LAW.

The law of the State of Michigan shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

EXHIBIT A

FORM OF OPTION AGREEMENT

UNIVERSAL TRUCKLOAD SERVICES, INC.

2014 AMENDED AND RESTATED STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Option” or the “Agreement”) is made on the ____ day of _______________, 20___ (the “Effective Date”), by and between UNIVERSAL TRUCKLOAD SERVICES, INC., a Michigan corporation (the “Company”), and ________________________ (the “Optionholder”).

Grant Date: _________________________

Number of Shares: __________________________

Option Price Per Share: __________________________

Expiration Date: __________________________

The Company, pursuant to the terms of the 2014 Amended and Restated Stock Incentive Plan adopted by the Company’s Board of Directors on April ___, 2014 (the “Plan”), hereby grants an option to purchase the aforementioned number of shares of common stock of the Company (“Common Stock”) to the Optionholder at the aforementioned price and in all respects subject to the terms, definitions and provisions of this Agreement. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

1. Exercise and Option. This Option shall be exercisable at any time and from time to time pursuant to the exercise schedule and in accordance with the terms of this Agreement as follows:

(a) Exercise Schedule. This Option shall become exercisable and shall vest in installments as indicated below:

Percentage of option vested and available for exercise	Cumulative percentage of option vested and available for exercise	Exercise and Vesting Date
____%	____%	Immediately
____%	____%
____%	____%
____%	____%
____%	____%

(b) Method of Exercise. This Option shall be exercisable by a written notice, which shall:

(i) state the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

(ii) contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be satisfactory to the Company’s counsel;

(iii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionholder, be accompanied by proof, satisfactory to the Company’s counsel, of the right of such person or persons to exercise the Option;

(iv) be accompanied by payment to the Company of the full Option price for the shares with respect to which the Option is exercised. The option price shall be paid in the following manner:

(A) full payment in cash or equivalent;

(B) pursuant to a “same day sale” program or delivery to the Company of an irrevocable exercise notice together with irrevocable instructions from the Optionholder to a broker or dealer, reasonably acceptable to the Company, to sell certain shares of Common Stock purchased upon exercise of an Option and promptly deliver to the Company the amount of the sale proceeds necessary to pay the exercise price of the Option (provided that with respect to such a cashless exercise, the Option shall be deemed exercised on the date of sale of the shares of Common Stock received upon exercise);

(C) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued;

(D) any combination of subclauses “A” through “C”, equal to the aggregate of the option price, or as approved by the Committee.

(c) Securities Exemption. The Company shall not be required to issue or deliver any certificates for shares of Common Stock purchased upon the exercise of an Option (i) prior to the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable, or (ii) prior to receiving an opinion of counsel satisfactory to the Company that the sale or issuance of such shares is exempt from these registration or qualification requirements.

(d) Restrictions on Exercise. As a condition to the exercise of this Option, the Company may require the person exercising the Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(e) Termination, Death or Disability

(i) In the event the Continuous Service of the Optionholder shall be terminated by the Company, the unvested portion of this Option shall be forfeited immediately. The vested portion of the Option may be exercised at any time within _________ (___) days after such termination of Continuous Service, but in no case later than the date on which the Option would otherwise terminate.

(ii) In the event the Continuous Service of the Optionholder shall be terminated by the Employee for any reason other than death or Disability (as defined by the Plan), the unvested portion of this Option shall be forfeited immediately. The vested portion of the Option may be exercised at any time after the 90th day following the date of termination but within ____________ (___) days of such termination of Continuous Service, but in no case later than the date on which the Option would otherwise terminate; provided, however, that the vested portion of the Option may only be exercised if and only if the Optionholder has not become employed by another company in the motor freight business in the United States, Canada, or Mexico, in which case all vested shares shall be forfeited.

(iv) In the event the Continuous Service of the Optionholder shall be terminated due to Disability, the unvested portion of this Option shall be forfeited immediately. The vested portion of the Option may be exercised at any time within ____________ (___) months after such Disability, but in no case later than the date on which the Option would otherwise terminate.

(v) If the Optionholder shall die while employed by the Company, the unvested portion of this Option shall be forfeited immediately. The vested portion of the Option shall become immediately exercisable by the Optionholder’s estate, by the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance, or by the person designated by the Optionholder to exercise the Option upon the Optionholder’s death. Such exercise may occur at any time within _______(___) months after the date of the Optionholder’s death or such other period as the Committee may at any time provide, but in no case later than the date on which the Option would otherwise terminate.

(vi) This Option shall terminate on the aforementioned Expiration Date, unless terminated prior thereto as provided herein or in the Plan.

2. Nontransferability of Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution or to the Optionholder’s designee as provided in Section 1(e)(v) and, during the lifetime of the Optionholder, may be exercised only by him or her. Any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

3. Stock Subject to the Option. The Company and the Optionholder agree that the Common Stock of the Company acquired upon exercise of the Option shall not be sold or transferred for 180 days after issuance and shall be subject to the other restrictions set forth in the Plan and subject to the restriction as set out in Paragraph 4 of this Agreement.

4. Right of First Refusal. The Optionholder shall not sell or transfer the shares issued upon exercise of the Option without first providing to the Company a notice of intent to sale (the “Notice”) at least five (5) days prior to the intended sale date. After the Notice, the Company shall have until the close of business on the fourth business day after the Notice to agree to purchase the shares intended for sale. If the Company exercises its right to purchase the shares, the purchase shall be on the fifth day after the Notice and the purchase price shall be the fair market value of the Common Stock on that day. If the Company does not exercise its right, then the Optionholder shall have ten (10) business days thereafter to sell the shares. If the Optionholder does not sell the shares within such ten-day period, this right of first refusal shall be applicable to any subsequent sale of said shares.

5. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Optionholder at the address appearing in the personnel records of the Company for the Optionholder or to either part at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

6. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Optionholder the right to be retained in the employ of, or in any consulting relationship to, the Company. Further, the Company may at any time terminate the employment of the Optionholder or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and heirs of the respective parties. All obligations imposed upon the Optionholder and all rights granted to the Company under this Agreement shall be binding upon Optionholder’s heirs, legal representatives, and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionholder, his heirs, legal representatives or successors may have in respect to the Plan or any options or Common Stock granted or issued hereunder, whether to himself or to any other person.

8. Withholding. An Optionholder shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of an Option, its exercise or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

9. Governing Plan and Plan Amendments. By entering into this Agreement, the Optionholder agrees and acknowledges that the Optionholder has received a copy of the Plan. The award and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated into this Agreement by reference. By signing this Agreement, you accept this award, acknowledge receipt of a copy of the Plan and acknowledge that the award is subject to all the terms and provisions of the Plan and this Agreement. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan upon any questions arising under the Plan. This Agreement shall be subject to the terms of the Plan except that this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the date of this Agreement without the Optionholder’s written consent.

10. Terms. Any terms used in this Agreement that are not otherwise defined shall have the meanings ascribed to them in the Plan.

11. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COMPANY:

By:
Name:
Title:

OPTIONHOLDER:

I acknowledge having received, read and understood the Plan and this Agreement. I accept the terms and conditions of my Option as set forth in this Agreement, subject to the terms and conditions of the Plan.

Signature of Optionholder

Name (please print):

Agreed to and accepted this ____ day of _____________________, 20___.

EXHIBIT B

FORM OF RESTRICTED STOCK AGREEMENT

UNIVERSAL TRUCKLOAD SERVICES, INC.

2014 AMENDED AND RESTATED STOCK INCENTIVE PLAN

RESTRICTED STOCK BONUS AWARD

NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD

THIS RESTRICTED STOCK BONUS AWARD AGREEMENT (the “Agreement”) contains the terms and conditions of the restricted stock bonus award granted to you by Universal Truckload Services, Inc., a Michigan corporation (the “Company”) under Universal Truckload Services, Inc.’s 2014 Amended and Restated Stock Incentive Plan, adopted by the Company’s Board of Directors on April ____, 2014 (the “Plan”).

Name of Grantee:    _______________________

Grant Date:     _______________________

Number of Shares:    _______________________

The Company, pursuant to the terms of the Plan hereby grants to you, effective on the aforementioned Grant Date, the right to receive the number of shares shown above of Common Stock of the Company (“Shares”) on the Vesting Date (as defined below). Before the Shares are vested, they are referred to in this Agreement as “Restricted Stock.”

1. Payment. The Restricted Stock is granted without requirement of payment.

2. Stockholder Rights. Your Restricted Stock will be held for you by the Company or by a designated transfer agent until the applicable Vesting Date. You shall have all the rights of a stockholder only with respect to shares of Restricted Stock that have vested. Without limiting the generality of the forgoing, with respect to your unvested Restricted Stock, you shall have neither the right to vote such shares at any meeting of shareholders of the Company nor the right to receive any dividends paid in cash or otherwise with respect to such shares.

3. Vesting of Restricted Stock.

(a) Vesting. Your Restricted Stock will vest as follows, provided you have not incurred a Forfeiture Condition described below:

Percentage of shares vesting	Cumulative percentage vested	Vesting Date
___%	___%	Immediately
___%	___%
___%	___%
___%	___%
___%	___%

(b) Forfeiture Conditions. Subject to Paragraph 3(c) below, the shares of your Restricted Stock that would otherwise vest on a Vesting Date will not vest and shall be forfeited if, after the Grant Date and prior to the Vesting Date:

(i) your Continuous Service as an Employee terminates on or prior to the Vesting Date; or

(ii) you are discussing or negotiating the possibility of becoming or are considering an offer to become, or have accepted an offer or entered into an agreement to become an employee, officer, director, partner, manager, consultant to, or agent of, or otherwise becoming affiliated with, any entity competing or seeking to compete with the Company or an affiliate of the Company; or

(iii) you are subject to an administrative suspension, unless you are reinstated as an Employee in good standing at the end of the administrative suspension period, in which case the applicable number of shares of Restricted Stock would vest as of the date of such reinstatement.

(c) Accelerated Vesting; Vesting Notwithstanding Termination. Your Restricted Stock will vest earlier than described in Paragraph 3(a), and such earlier vesting date shall also be considered a “Vesting Date,” under the following circumstances:

(i) The Committee may, in its discretion, at any time accelerate the vesting of your Restricted Stock on such terms and conditions as it deems appropriate.

(d) Mandatory Deferral of Vesting. If the vesting of Restricted Stock in any year could, in the Committee’s opinion, when considered with your other compensation, result in the Company’s inability to deduct the value of your Shares because of the limitation on deductible compensation under Internal Revenue Code Section 162(m), then the Company in its sole discretion may defer the Vesting Date applicable to your Restricted Stock (but only to the extent that, in the Committee’s judgment, the value of your Restricted Stock would not be deductible) until six months following the termination of your Employee status.

4. Forfeiture of Restricted Stock. If you suffer a forfeiture condition (i.e., if your Continuous Service as an Employee is terminated prior to the Vesting Date and the vesting is not accelerated under Paragraph 3(c), you will immediately forfeit your Restricted Stock, and all of your rights to and interest in the Restricted Stock shall terminate upon forfeiture without payment of consideration. Forfeited Restricted Stock shall be reconveyed to the Company.

5. Taxes and Tax Withholding.

(a) Upon the vesting of your Restricted Stock, you will have income in the amount of the value of the Shares that become vested on the Vesting Date, and you must pay income tax on that income.

(b) You agree to consult with any tax consultants you think advisable in connection with your Restricted Stock and acknowledge that you are not relying, and will not rely, on the Company for any tax advice. Please see Section 9(b) regarding Section 83(b) elections.

(c) Whenever any Restricted Stock becomes vested under the terms of this Agreement, you must remit, on or prior to the due date thereof, the minimum amount necessary to satisfy all of the federal, state and local withholding (including FICA) tax requirements imposed on the Company (or the Affiliate that employs you) relating to your Shares. The Committee may require you to satisfy these minimum withholding tax obligations by any (or a combination) of the following means: (i) a cash, check, or wire transfer; (ii) authorizing the Company to withhold from the Shares otherwise deliverable to you as a result of the vesting of the Restricted Stock, a number of Shares having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding obligation; or (iii) in unencumbered shares of the Company common stock, which have been held for at least six months.

6. Restricted Stock Not Transferable. Neither Restricted Stock, nor your interest in the Restricted Stock, may be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to vesting applicable to any award of Restricted Stock issued in your name. Any attempted action in violation of this paragraph shall be null, void, and without effect.

7. Right of First Refusal. The Grantee shall not sell or transfer the Shares without first providing to the Company a notice of intent to sale (the “Notice”) at least five (5) days prior to the intended sale date. After the Notice, the Company shall have until the close of business on the fourth business day after the Notice to agree to purchase the Shares intended for sale. If the Company exercises its right to purchase the Shares, the purchase shall be on the fifth day after the Notice and the price shall be the fair market value of the Common Stock on that day. If the Company does not exercise its right, then the Grantee shall have ten (10) business days thereafter to sell the Shares. If the Grantee does not sell the Shares within such ten-day period, this right of first refusal shall be applicable to any subsequent sale of said Shares.

8. Stock Issuance.

(a) The value of the Shares under this Agreement will not be taken into account in computing the amount of your salary or other compensation for purposes of determining any pension, retirement, death or other benefit under any employee benefit plan of the Company or any affiliate of the Company, except to the extent such plan or another agreement between you and the Company specifically provides otherwise.

(b) The Company may, without liability for its good faith actions, place legend restrictions upon the Restricted Stock or unrestricted Shares obtained upon vesting of the Restricted Stock and issue “stop transfer” instructions requiring compliance with applicable securities laws and the terms of the Restricted Stock.

9. Agreements of Grantee. By accepting this award,

(a) You agree to provide any information reasonably requested by the Company from time to time, and

(b) You agree not to make an Internal Revenue Code Section 83(b) election with respect to this award of Restricted Stock.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Grantee at the address appearing in the personnel records of the Company for the Grantee or to either part at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Grantee the right to be retained in the employ of, or in any consulting relationship to, the Company. Further, the Company may at any time terminate the employment of the Grantee or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

12. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and heirs of the respective parties. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon Grantee’s heirs, legal representatives, and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Grantee, his heirs, legal representatives or successors may have in respect to the Plan or any Shares granted or issued hereunder, whether to himself or to any other person.

13. Governing Plan and Plan Amendments. By entering into this Agreement, the Grantee agrees and acknowledges that the Grantee has received a copy of the Plan. The award and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated into this Agreement by reference. By signing this Agreement, you accept this award, acknowledge receipt of a copy of the Plan and acknowledge that the award is subject to all the terms and provisions of the Plan and this Agreement. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan upon any questions arising under the Plan. This Agreement shall be subject to the terms of the Plan except that this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the date of this Agreement without the Grantee’s written consent.

14. Terms. Any terms used in this Agreement that are not otherwise defined shall have the meanings ascribed to them in the Plan.

15. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COMPANY:

By:
Name:
Title:

GRANTEE:

I acknowledge having received, read and understood the Plan and this Agreement. I accept the terms and conditions of my Restricted Stock award as set forth in this Agreement, subject to the terms and conditions of the Plan.

Signature of Grantee

Name (please print):

Agreed to and accepted this ____ day of _____________________, 20___.

UNIVERSAL LOGISTICS HOLDINGS, INC. 12755 E. NINE MILE ROAD WARREN, MI 48089    SCAN TO VIEW MATERIALS & VOTE Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!    VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by telephone or Internet, please do not send your proxy by mail.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D75191-P69686 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY    UNIVERSAL LOGISTICS HOLDINGS, INC.    For All Withhold All Except For All    To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.    A Vote on Directors The Board of Directors recommends that you vote FOR all the nominees listed: 1. To elect 10 directors for the coming year. Nominees:    01) Grant E. Belanger 06) Matthew T. Moroun 02) Frederick P. Calderone 07) Tim Phillips 03) Daniel J. Deane 08) Michael A. Regan 04) Clarence W. Gooden 09) Richard P. Urban 05) Matthew J. Moroun 10) H.E. “Scott” Wolfe    B Vote on Proposal 2 The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the selection of GRANT THORNTON LLP as our independent auditors for 2022.    C Vote on Proposal 3 The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 3. To approve an amendment to the 2014 Amended and Restated Stock Incentive Plan. NOTE: Such other business that may properly be brought before the meeting or any adjournments or postponements thereof.    Please indicate if you plan to attend this meeting. Yes No D Authorize Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.    Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. D75192-P69686    Proxy — Universal Logistics Holdings, Inc. 12755 E. Nine Mile Road, Warren, MI 48089 Solicited on behalf of the BOARD OF DIRECTORS for the 2022 Annual Meeting of Shareholders Revoking all prior proxies, the undersigned, a shareholder of UNIVERSAL LOGISTICS HOLDINGS, INC. (the “Company”), hereby appoints Tim Phillips and Jude Beres, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the common stock of the undersigned in the Company at the Annual Meeting of Shareholders of UNIVERSAL LOGISTICS HOLDINGS, INC. to be held at 12755 E. Nine Mile Road, Warren, Michigan 48089, on May 4, 2022 at 10:00 a.m., Local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse. In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the meeting or any adjournment thereof. The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE